SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.       )
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AIR PRODUCTS AND CHEMICALS, INC.

(Name of Registrant as Specified In Its Charter)
AIR PRODUCTS AND CHEMICALS, INC.

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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(AIR PRODUCTS LETTERHEAD)

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501

December 14, 2005

Dear Shareholder:

On behalf of your Board of Directors, I am pleased to invite you to attend the 2006 Annual Meeting of Shareholders of Air Products and Chemicals, Inc.

The attached Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting, including the election of four directors and approval of amendments to the Company’s long-term incentive compensation plan.

Your vote is important. You may vote by telephone or Internet as described in the proxy voting instructions or, if you received these proxy materials by mail, you may fill in, sign, date, and mail the proxy card.

We look forward to seeing you at the meeting.

Cordially,

-s- John P. Jones III
John P. Jones III
Chairman of the Board, President, and
Chief Executive Officer

Notice of Annual Meeting of Shareholders
Air Products and Chemicals, Inc.

TIME	2:00 p.m., Thursday, January 26, 2006

PLACE	Tompkins College Center Theater at Cedar Crest College in Allentown, Pennsylvania. Free parking will be available. Directions appear on the back of this Proxy Statement.

ITEMS OF BUSINESS	1. Elect four directors for a three-year term.

2. Ratify the appointment of independent registered public accountants for the fiscal year ending September 30, 2006.

3. Approve amendments to the Long-Term Incentive Plan.

4. Approve Annual Incentive Plan terms to allow continued tax deductibility.

5. Attend to such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

RECORD DATE	Shareholders of record at the close of business on November 30, 2005 are entitled to receive this notice and to vote at the meeting.

WAYS TO SUBMIT YOUR VOTE	You have the alternatives of voting your shares by using a toll-free telephone number or the Internet as described in the proxy voting instructions, or you may fill in, sign, date, and mail a proxy card. We encourage you to complete and file your proxy electronically or by telephone if those options are available to you.

IMPORTANT	Whether you plan to attend the meeting or not, please submit your proxy as soon as possible in order to avoid additional soliciting expense to the Company. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

7201 Hamilton Boulevard Allentown, Pennsylvania 18195-1501	By order of the Board of Directors, /s/ W. Douglas Brown W. Douglas Brown Vice President, General Counsel and Secretary December 14, 2005

PROXY STATEMENT

(Air Products Logo)

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501
PROXY STATEMENT
We have sent you this Notice of Annual Meeting and Proxy Statement because the Board of Directors of Air Products and Chemicals, Inc. (the “Company” or “Air Products”) is soliciting your proxy to vote at the Company’s Annual Meeting of Shareholders on January 26, 2006 (the “Annual Meeting”). This Proxy Statement contains information about the items being voted on at the Annual Meeting and information about the Company.
The “Board” refers to the Company’s Board of Directors. The words “Company stock”, “shares”, and “stock” refer to the Company’s common stock, par value $1.00 per share. The “fair market value” of a share of stock, unless otherwise indicated, is the average of the high and low sales price of the stock on the New York Stock Exchange for the relevant date. The words “Executive Officer” or “Executive Officers” refer to those financial and policy making officers of the Company who are designated by the Board as Executive Officers for U.S. securities law compliance purposes. The Company’s “fiscal year” is the twelve month period commencing on October 1 and ending on September 30, and is designated according to the year in which it ends.
QUESTIONS AND ANSWERS ON THE ANNUAL MEETING AND
DESCRIPTION OF PROPOSALS YOU MAY VOTE ON
What may I vote on?

•	The election of four nominees to serve on our Board of Directors.

•	The appointment of independent registered public accountants to audit the Company’s financial statements for our fiscal year 2006.

•	The approval of amendments to the Long-Term Incentive Plan.

•	The approval of Annual Incentive Plan terms to allow continued tax deductibility of compensation provided under the Plan.
How does the Board of Directors recommend I vote on the proposals?
The Board recommends votes

•	FOR each of the nominees for the Board of Directors.

•	FOR ratifying the appointment of the independent registered public accountants.

•	FOR the proposed amendments to the Long-Term Incentive Plan.

•	FOR the proposed Annual Incentive Plan terms to allow continued tax deductibility.
How many shares can vote at the 2006 Annual Meeting?
As of the “Record Date”, November 30, 2005, 222,262,681 shares of Company stock were issued and outstanding, which are the only shares entitled to vote at the Annual Meeting. Every owner of Company stock is entitled to one vote for each share owned.

What is a “quorum”?
A quorum is necessary to hold a valid meeting of shareholders. A quorum exists if a majority of the outstanding shares of Company stock are present in person at the Annual Meeting or represented there by proxy. If you vote — including by Internet, telephone, or proxy card — your shares voted will be counted towards the quorum for the Annual Meeting.
What vote is necessary to pass the items of business at the Annual Meeting?
If a quorum is present at the Annual Meeting, the four director candidates receiving the highest number of votes will be elected. If you vote and are part of the quorum, your shares will be voted for election of all four of the director nominees unless you give instructions to “withhold” votes. Withhold votes and broker nonvotes will not influence voting results. Abstentions are not recognized as to election of directors.
The appointment of independent auditors will be ratified if a majority of the shares present or represented at the meeting and entitled to vote are voted in favor. Abstentions will have the effect of a vote against ratification.
The proposed amendments to the Long-Term Incentive Plan and the proposed Annual Incentive Plan terms to allow continued tax deductibility will be approved if a majority of the shares present or represented at the meeting and entitled to vote are voted in favor. Abstentions will have the effect of a vote against.
Under New York Stock Exchange rules, brokers that do not receive instructions from their customers may vote in their discretion on proposals 1, 2, and 4. As to proposal 3, if you do not give your broker or nominee specific instructions as to shares you hold in street name, your shares will not be voted on that proposal. This is referred to as a “broker nonvote”. Broker nonvotes will not be treated as entitled to vote and will have no effect on the results of the vote.
Who counts the votes?
Representatives of our Transfer Agent, American Stock Transfer and Trust Company, will tabulate the votes and act as the independent inspectors of election.
What shares are included on my proxy card?
If you received a proxy card, the shares on your proxy card or cards are all of the shares registered in your name with our Transfer Agent on the Record Date, including shares in the Investors Choice Dividend Reinvestment and Direct Stock Purchase and Sale Plan administered for Air Products shareholders by our Transfer Agent. If you have shares registered in the name of a bank, broker, or other registered owner or nominee, they will not appear on your proxy card.
How do I vote the shares on my proxy card?
You may vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope.
Also, you can vote by using a toll-free telephone number or the Internet.     Instructions about these ways to vote appear on the proxy card. If you vote by telephone or Internet, please have your proxy card and control number available. The sequence of numbers appearing on your card is your control number, and your control number is necessary to verify your vote.
Votes submitted by mail, telephone, or Internet will be voted in the manner you indicate by the individuals named on the proxy. If you do not specify how you want your shares voted, they will be voted according to the Board’s recommendations for the four proposals.
How do I vote shares held by a broker or bank?
If a broker, bank or other nominee holds shares of Company stock for your benefit, and the shares are not in your name on the Transfer Agent’s records, then you are considered a “beneficial owner” of those shares. Shares held this way are sometimes referred to as being held in “street name”. In that case, your broker, bank or other nominee will send you instructions on how to vote. If you have not heard from the broker, bank or other nominee who holds your stock, please contact them as soon as possible.
What if I received these proxy materials electronically?
If you received these proxy materials on-line, the e-mail message transmitting the link to these materials contains instructions on how to vote your shares and your control number.
May I change my vote?
You may revoke your proxy at any time before the Annual Meeting by submitting a later dated proxy card or telephone or Internet vote, by notifying us that you have revoked your proxy, or by attending the Annual Meeting and giving notice of revocation in person.
How is Company stock in the Company’s Retirement Savings Plan (“RSP”) voted?
If you are an employee or former employee who owns shares of Company stock under the RSP, you will be furnished a separate voting direction form by the RSP Trustee, State Street Bank and Trust Company. The Trustee will vote shares of Company stock represented by units of interest allocated to your RSP account on the Record Date. The vote cast will follow the directions you give when you sign, complete, and return your voting direction form to the Trustee, or give your instructions by telephone or Internet. The Trustee will cast your vote in a manner which will protect your voting privacy. If you do not give voting instructions or your instructions are unclear, the Trustee will vote the shares in the same proportions and manner as overall RSP participants instruct the Trustee to vote their RSP shares. The Trustee will also vote fractional shares this way.
How will voting on any other business be conducted?
We do not know of any business or proposals to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other business is proposed and the chairman of the Annual Meeting permits it to be presented at the Annual Meeting, the signed proxies received from you and other shareholders give the persons voting the proxies the authority to vote on the matter according to their judgment.
When are shareholder proposals for the 2007 annual meeting due?
To be considered for inclusion in next year’s proxy statement, proposals must be delivered in writing to W. Douglas Brown, Secretary, Air Products and Chemicals, Inc., 7201 Hamilton Boulevard, Allentown, PA 18195-1501 no later than August 17, 2006. To be presented at the meeting, proposals must be delivered in writing to Mr. Brown by

October 29, 2006, and must comply with the requirements of our bylaws (described in the next paragraph) to be presented at the 2007 annual meeting. The proxy for next year’s annual meeting will give authority to those persons named as proxies in the proxy card to vote in their discretion on any shareholder proposal that we do not know about before October 30, 2006, if it is permitted to be presented.
Our bylaws require adequate written notice of a proposal to be presented by delivering it in writing to Mr. Brown in person or by mail at the address stated above, on or after September 29, 2006, but no later than October 29, 2006. To be considered adequate, the notice must contain specified information about the matter to be presented at the meeting and the shareholder proposing the matter. A proposal received after October 29, 2006, will be considered untimely and will not be entitled to be presented at the meeting.
What are the costs of this proxy solicitation?
We hired Morrow & Co. to help distribute materials and solicit votes for the Annual Meeting. We will pay them a fee of $7,500, plus out-of-pocket costs and expenses. We also reimburse banks, brokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding Annual Meeting materials to you because they hold title to Company stock for you. In addition to using the mail, our directors, officers, employees and agents may solicit proxies by personal interview, telephone, telegram, or otherwise, although they will not be paid any additional compensation. The Company will bear all expenses of solicitation.
May I inspect the shareholder list?
For a period of 10 days prior to the Annual Meeting, a list of shareholders registered on the books of our Transfer Agent as of the Record Date will be available for examination by registered shareholders during normal business hours at the Company’s principal offices, provided the examination is for a purpose germane to the meeting.
How can I get materials for the Annual Meeting?
Public Shareholders.     This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about December 14, 2005. Each registered and beneficial owner of Company stock on the Record Date, including Company employees, should have received a copy (or, if they have consented, notice of on-line availability) of the Company’s Annual Report to Shareholders including consolidated financial statements (the “Annual Report”) either with this Proxy Statement or prior to its receipt. When you receive this package, if you have not yet received the Annual Report please contact us and a copy will be sent at no expense to you.
In addition, a copy of Air Products annual report on Form 10-K for the fiscal year ended September 30, 2005 is available to each shareholder without charge upon written request to Investor Relations, Air Products and Chemicals, Inc., 7201 Hamilton Boulevard, Allentown, PA 18195-1501.
Current Employees.     If you are an employee of the Company or an affiliate, who is a participant in the RSP or who has outstanding stock options, with an internal Company e-mail address as of the Record Date, you should have received e-mail notice of electronic access to the Notice of Annual Meeting, the Proxy Statement, and the Annual Report on or about December 14, 2005. You may request a paper copy of this Notice of Annual Meeting and Proxy Statement and of the Annual Report by contacting us. If you do not have an internal e-mail address, copies of these materials will be mailed to your home.

If you are a participant in the RSP, you will receive a voting direction form from the Trustee mailed to your home on or after December 14, 2005 for directing the vote of shares in your RSP account. We have also arranged for the Trustee to receive your voting instructions by telephone or Internet as described on the voting direction form.
If you have employee stock options awarded to you by the Company or an affiliate but do not otherwise own any Company stock on the Record Date, you are not eligible to vote and will not receive a proxy card for voting. You are being furnished this Proxy Statement and the Annual Report for your information and as required by law.
Can I receive annual reports and proxy statements on-line?
Yes. We urge you to save Air Products future postage and printing expenses by consenting to receive future annual reports and proxy statements on-line.
Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You will be given the opportunity to consent to future Internet delivery if you vote electronically or, if you are a registered shareholder, you can register for electronic delivery by visiting http:www.amstock.com and clicking on Shareholder Account Access. If you are not a registered shareholder and are not given an opportunity to consent to Internet delivery when you vote, contact the registered owner of the shares to inquire about the availability of this option.
If you consent, your account will be so noted. When our proxy statement and other solicitation materials for the 2007 annual meeting of shareholders become available, you will be notified of how to access them on the Internet, and you will always be able to request paper copies by contacting us.
How can I reach the Company to request materials or information referred to in these Questions and Answers?
You may reach us by mail addressed to:

Corporate Secretary’s Office
Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501,
by calling 610-481-8657, or by leaving a message on our website at:
www.airproducts.com/tmm/tellmemore.asp.

PROPOSALS YOU MAY VOTE ON
1.      ELECTION OF DIRECTORS
The Board of Directors currently has 13 positions. With the retirement from the Board of Mr. James F. Hardymon and Mr. Lawrason D. Thomas under our director retirement policy and the re-election by shareholders of the four nominees standing for election, the Board will have 11 members after the Annual Meeting. Our Board is divided into three classes for purposes of election, with terms of office ending in successive years.
The Board has nominated four incumbent directors, whose terms are currently scheduled to expire at the Annual Meeting, for election to three-year terms expiring in January 2009: Mr. Mario L. Baeza, Mr. Edward E. Hagenlocker, Mr. Terrence Murray, and Mr. Charles H. Noski. Each nominee elected as a director will continue in office until his term expires, or until his earlier death, resignation, or retirement. Other directors are not up for election this year and will continue in office for the remainder of their terms.
The Board of Directors has no reason to believe that any of the nominees will not serve if elected. If a nominee is unavailable for election at the time of the Annual Meeting, the Company representatives named on the proxy card will vote for another nominee proposed by our Board or, as an alternative, the Board may reduce the number of positions on the Board.
The Board of Directors and management recommend a vote “FOR” the election of Mr. Baeza, Mr. Hagenlocker, Mr. Murray, and Mr. Noski.
2.      RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
At its meeting held in November 2005, the Audit Committee of the Board of Directors approved KPMG LLP of Philadelphia, Pennsylvania (“KPMG”) as independent registered public accountants for fiscal year 2006. The Board concurs with and wants shareholders to ratify this appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will reconsider it. Representatives of KPMG will be available at the Annual Meeting to respond to questions.
The Board of Directors and management recommend a vote “FOR” the ratification of the appointment of KPMG LLP as independent registered public accountants for fiscal year 2006.
3.      APPROVAL OF AMENDMENTS TO THE LONG-TERM INCENTIVE PLAN
The Board believes that it is very important for shareholders that our executives, key employees, and nonemployee directors receive part of their compensation in the form of Company stock awards to foster their participation in ownership of the Company. The Long-Term Incentive Plan, last approved by shareholders at the 2003 Annual Meeting, has been used effectively as a key component of our incentive compensation program since 1980 to grant stock-based awards to Company directors, executives, and key employees. This year the Board of Directors has adopted several amendments to the Plan, subject to shareholder approval. If the proposed amendments are approved, material changes would be as follows:

•	An additional 7,000,000 shares for awards under the Plan will be authorized (subject to a continuing limit on full value awards which is described below).

•	Certain share counting conventions will be discontinued. These conventions allowed shares used under the Plan to be reused if they were withheld from award payments to satisfy withholding taxes or corresponded to shares tendered to pay the exercise price of stock options. In addition, the share counting convention for stock appreciation rights will be clarified to provide that, where rights are paid in stock, each right paid would be counted as a whole share used.

•	A minimum restriction or deferral period of three years will be established for grants of restricted stock or deferred stock units, with exceptions for special circumstances like recruiting or retention awards, retirement, death, or disability; however, the minimum period will continue to be one year if payment of the award is conditioned on satisfaction of performance criteria.

•	To ease administration, the Plan will provide that dividend equivalents payable on deferred stock units may be paid in shares of stock as well as in cash.

•	Certain changes will be made to ensure that payments under the Plan satisfy the requirements of Section 409A of the Internal Revenue Code.

•	The Plan, as amended, will be limited to a ten-year term ending on January 26, 2016.
The Plan, as amended, will continue to prohibit the following:

•	Granting stock options and stock appreciation rights under the Plan with an option price or base price less than the fair market value of a share of stock on the date of grant,

•	Repricing any stock option or stock appreciation right, or

•	Using more than 20% of the Company stock subject to Plan awards for full value awards such as deferred stock units or restricted stock. (This limitation applies to aggregate awards after fiscal year 2001. Full value awards have represented less than 10% of awards since then.)
If the amendments to the Long-Term Incentive Plan are not approved, the current Long-Term Incentive Plan will remain in effect, and the total number of shares reserved for issuance under the Plan will not be increased.
Material Features of the Plan
The following is a summary of the material features of the Plan as proposed to be amended. This summary is qualified in its entirety by reference to the full text of the amended and restated Plan, which was filed electronically with the Securities and Exchange Commission at the same time as this Proxy Statement.
Plan Purposes
The purposes of the Plan are: to provide long-term incentives and rewards to nonemployee directors and to those executives and key employees who are in a position to contribute to the long-term growth and success of the Company, have high potential for assuming greater levels of responsibility, or have demonstrated their critical importance to the operation of their organizational unit; to assist the Company and its subsidiaries in attracting and retaining experienced and capable directors, executives and key employees; and to associate the interests of Plan participants more closely with those of our shareholders.

Shares Available Under the Plan
The Plan limits the number of shares of Company stock which may be delivered for Plan awards granted on or after January 26, 2006 to 7,000,000 shares of Company stock, plus the number of shares previously authorized under the Plan which are not yet subject to an outstanding award or are not paid out under outstanding awards. As of September 30, 2005, 4,294,887 previously authorized shares were still available. No more than 20% of the shares of Company stock subject to awards granted after fiscal year 2001 may be used for full value awards.
Shares subject to Plan awards which are not delivered because the award expires, is forfeited or terminates unexercised, or because payment under the award is made in a form other than in shares, may be used again for a subsequently granted award. However, if stock appreciation rights are paid in stock, each right paid will be treated as a whole share no longer available for use. On November 1, 2005, the closing price of a share of Company stock as reported in the New York Stock Exchange composite transactions was $57.47.
Total awards made under the Plan and other (discontinued) equity compensation plans for the past three fiscal years were as follows*:

		Restricted	Deferred Stock
	Stock Options	Stock	Units	Total

2005	2,616,000	50,500	334,243	3,000,743
2004	2,764,277	49,500	368,955	3,182,732
2003	4,637,300	0	60,065	4,697,365
As of September 30, 2005, 221,898,233 shares of Company stock were outstanding, 25,186,596 shares were subject to outstanding equity awards under all equity compensation plans, and 4,294,887 shares were available for future awards under the Plan. Thus, as of September 30, 2005, our fully diluted overhang was 11.73% and our simple overhang was 13.298%. If the 7,000,000 shares for which shareholder approval is requested were available for grant as of September 30, 2005, our fully diluted overhang would have increased to 14.12% and our simple overhang to 16.44%. For fiscal years 2005, 2004, and 2003, our burn rate, i.e., shares used for equity compensation awards during the year divided by shares outstanding as of the beginning of the year, was 1.3%, 1.4%, and 2.1%, respectively.
Eligibility and Administration
Participation in the Plan is limited to executives and other key employees, including officers and directors who are employees (together, “employee participants”), and directors of the Company who are not employees of the Company or its subsidiaries (“director participants”). As of November 1, 2005, the number of employees who would have been eligible for selection to participate in the amended Plan was approximately 6,055, including seven Executive Officers, and the number of nonemployee directors was 12. For fiscal year 2005, approximately 1,600 employees were selected for awards under the Plan.

*	Amounts do not include forfeitures. Performance-based awards are included in the year earned, rather than the year of grant. For information on the discontinued plans, see the Equity Compensation Table on page 39. These awards do not include deferred stock units credited under plans where participants elect to forego current cash compensation equal to the fair market value of the deferred stock units.

The Management Development and Compensation Committee of the Board (the “Compensation Committee”) administers the Plan with regard to employee participants. The Board administers the Plan with regard to director participants. In the following description of the Plan, references to the “Board or Compensation Committee” should be understood to mean the Board with respect to director participants and the Compensation Committee with respect to employee participants, unless the context otherwise requires. The Board or Compensation Committee, as applicable, interprets the Plan, selects the employees or nonemployee directors to be granted awards under the Plan and, within the limits set by the Plan, determines the type, size, terms, and conditions of the awards to be granted and the timing of grant of such awards. The Compensation Committee has delegated to management some of its authority to administer the Plan with regard to employees who are not Executive Officers of the Company, including the authority to grant certain types of awards within limits and subject to terms established by the Committee.
The types of awards that the Board or the Compensation Committee has the authority to grant to eligible participants under the Plan consist of stock options, deferred stock units, restricted stock, and other stock awards. In addition, the Compensation Committee or its delegate may grant stock appreciation rights to employee participants. Each of these types of awards is described below. Recently, only stock options, restricted stock and deferred stock units have been used.
Stock Options
Stock options granted under the Plan provide the recipient the right to purchase stock at a specified price, referred to as the “option price”, when they are “exercised”; i.e., when the recipient notifies the Company he or she wants to purchase the stock. Options may be granted in the form of nonstatutory stock options and incentive stock options. Incentive stock options are eligible for preferential federal income tax treatment to the participant and have not been used in recent years.
The Plan provides that the option price will not be less than the fair market value of a share of Company stock on the date the stock option is granted. The Board or the Committee may establish a higher option price. The option price of shares purchased on exercise of a stock option is payable in full at the time of exercise. The option price may be paid in cash or, in the case of employee participants, in shares of Company stock having a fair market value on the date of exercise equal to the option price, or in a combination of cash and such shares. Subject to certain administrative restrictions, payment of the purchase price may also be made by a broker facilitated exercise that involves selling the underlying shares and delivering a portion of the proceeds in settlement of the option price.
Unless otherwise determined by the Compensation Committee, employee stock options become exercisable in increments of one-third of the shares subject to the option on each of the first three anniversaries of the date of grant, expire on the tenth anniversary of the date of grant plus one day, and terminate if a participant’s employment ends for any reason other than retirement, disability or death. Upon an employee’s retirement, disability or death, stock options that are exercisable remain so, and options that are not exercisable but that have been outstanding for at least one year continue to become exercisable. Unless otherwise determined by the Board, director stock options become exercisable six months after grant and expire on the tenth anniversary of the grant date or, if earlier, two years after a director’s service ends other than for retirement, disability, or death.
All outstanding stock options will become exercisable in full upon a change in control of the Company (as defined in the Plan) or, if later than the change in control, six months after the date of grant. In addition, the Board or the Compensation Committee may require or the participant may elect to surrender a stock option in exchange for a cash payment of the difference between the option price and the greater of the price paid or to be paid per share of Company stock in connection with the change in control and the highest fair market value of a share of Company stock in the 60 days preceding the date of payment.
Stock Appreciation Rights
The Compensation Committee may grant stock appreciation rights to employee participants on a stand-alone basis or in tandem with a stock option or other Plan award. Unless otherwise determined by the Committee, stock appreciation rights will be exercisable to the same extent, at the same times and on the same conditions as described above for stock options.
In general, a participant who exercises stock appreciation rights will receive, for each right exercised, an amount equal to the difference or “spread” between: (a) the fair market value of a share of Company stock on the date of exercise; and (b) the fair market value of a share of Company stock on the date the stock appreciation rights were granted. The Committee may, in its discretion, determine to pay this amount in cash and/or in shares of Company stock based on their fair market value at the date of exercise. If stock appreciation rights are granted in tandem with a stock option, the exercise of stock appreciation rights cancels the related stock option on a share-for-share basis and vice versa. Following a change in control of the Company, clause (a) of the formula above is revised so that the value of a share of Company stock on the date of exercise is the greater of the price paid or to be paid per share of Company stock in connection with the change in control or the highest fair market value of a share of Company stock in the 60 days preceding the date of exercise.
Deferred Stock Units and Restricted Stock
The recipient of deferred stock units has the right, subject to any restrictions and/or performance conditions imposed by the Board or Compensation Committee, to receive one share of Company stock for each deferred stock unit, or a cash payment equal to the fair market value of those shares, at some future date determined by the Board or Compensation Committee. Unless otherwise determined by the Board or Compensation Committee, when the deferred stock unit award is paid, the recipient is also entitled to receive payments (in cash or shares of Company stock) equal to the amount of dividends paid to shareholders with respect to a share of Company stock while the deferred stock unit was being earned.
The holder of restricted stock owns shares of Company stock subject to restrictions and/or performance conditions imposed by the Board or Compensation Committee for a specified time period determined by the Board or Compensation Committee. The participant generally may not transfer or pledge the restricted stock but may have certain rights of a shareholder, including the right to vote and to receive dividends and other distributions on the restricted stock. Upon the lapse of the restrictions, the shares will be issued to the participant.
The minimum restriction or deferral period for deferred stock unit and restricted stock awards is generally three years from the date of grant except for special circumstances such as recruiting or retention awards or the participant’s retirement, disability, or death. However, if the award is subject to performance conditions, the minimum restriction or deferral period is one year.

If a change in control occurs, all restrictions on restricted stock lapse and deferred stock units and associated dividend equivalents are immediately payable in full in cash. In that event, the deferred stock units will be valued at the greater of the price paid or to be paid per share of Company stock in connection with the change in control, or the highest fair market value of a share of Company stock during the 60 days preceding the change in control.
Other Stock Awards
The Board or Compensation Committee also is authorized to grant other types of awards that are denominated or payable in or otherwise related to shares of Company stock. Other stock awards may be in such form as approved by the Board or Committee, including unrestricted shares of Company stock.
Provisions Designed to Allow Continued Deductibility of Certain Compensation
Stock options and stock appreciation rights granted to eligible employees are, and deferred stock units, restricted stock, and other stock awards granted to eligible employees may be, intended to provide compensation which will qualify as “performance-based compensation” exempt from the limit on deductibility of executive compensation imposed by Section 162(m) of the Internal Revenue Code.
In order for compensation attributable to Plan awards to be exempt from the limitations of Section 162(m), the Plan includes the following limits on the amounts of awards that may be granted to any one person in any one fiscal year:

•	a 1,000,000 share limit on the number of shares that may be the subject of grants of stock options (and tandem stock appreciation rights);

•	a 1,000,000 share limit on the number of shares that may be the subject of grants of stand-alone stock appreciation rights;

•	a 100,000 limit on the number of deferred stock units;

•	a 100,000 share limit on the number of shares of restricted stock; and

•	a 100,000 share limit with respect to which other stock awards may be granted (i.e., the value of such awards cannot exceed the value of 100,000 shares).
These limits are subject to adjustment to reflect stock splits and similar events.
In addition, as noted above, the class of employees eligible for awards under the Plan will be limited to executives and other key employees of the Company and its subsidiaries. The minimum price at which shares may be acquired by exercising options granted under the Plan, and on the basis of which stock appreciation rights may be valued, will be the fair market value of a share of Company stock on the date the award is granted.
Finally, the performance objectives for any performance-based deferred stock units, restricted stock or other stock awards will be limited to objective tests based on one or more of the following business criteria, any of which may be measured either in absolute terms or as compared to another company or companies: return on shareholder’s equity; growth in net income; growth in revenues; cash flow return on average total capital; profit before interest and taxes; total return to shareholders; operating return on net or gross investment, or various other denominators based upon investment or assets; growth in earnings per share; or growth in cash flow. These criteria may be used individually or in a formula combining two or more criteria such as a sum of two or more criteria or the greatest of two or more criteria.
New Plan Benefits
As previously indicated, the Board or Compensation Committee or a delegate will determine in its discretion the amount and timing of awards under the Plan and the recipients or classes of recipients of such awards. It is thus not possible to state the amount of awards that will be made in the future if the proposed amendments to the Plan are approved. Set forth below is a table that shows equity awards made under the Plan for fiscal year 2005. The same awards would have been made if the proposed amendments were in effect.

Name and Position	Stock Options	Restricted Stock	Deferred Stock Units*

John P. Jones III	275,000	21,000	1,980
Mark L. Bye	74,000	6,500	594
John E. McGlade	74,000	6,500	594
W. Douglas Brown	65,000	4,500	374
Paul E. Huck	55,000	4,500	374
Current Executive Officers (including those named above)	648,000	50,500	4,576
Nonemployee Directors	18,000	0	24,374
All Other Employees	1,950,000	0	305,293

*	Performance-based deferred stock units are reflected as earned.
Plan Amendment and Adjustments
The Board may amend the Plan at any time and in any respect it deems to be in the best interests of the Company. However, no amendment may adversely affect an outstanding award without the consent of the holder of the award, and no amendment may be made without shareholder approval if required by law or by the rules of the New York Stock Exchange or any other stock exchange on which Company stock is then listed. The rules of the New York Stock Exchange require shareholder approval of any material revision to the Plan, including an amendment that materially increases the shares available under the Plan (other than an adjustment to reflect stock splits and similar events), expands the types of awards available under the Plan, materially expands the classes of persons eligible to participate in the Plan, extends the term of the Plan or changes the method of determining the option price of stock options.
If there is a change in the outstanding shares of Company stock by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, or exchange of shares, a rights offering to purchase Company stock at a price substantially below fair market value, or other similar corporate change, including without limitation in connection with a change in control, the Board or Compensation Committee may make one or more of the following equitable adjustments to preserve, without increasing or decreasing, the value of Plan awards and authorizations: adjustments in (i) the maximum number or kind of shares issuable or awards which may be granted under the Plan, (ii) the amount payable upon exercise of stock appreciation rights, (iii) the number or kind of shares or purchase price per share subject to outstanding stock options, (iv) the number or value, or kind of shares which may be issued in payment of outstanding stock appreciation rights, (v) the value and attributes of deferred stock units, (vi) the number or kind of shares of restricted stock, (vii) the maximum number, kind or value of any Plan awards which may be awarded or paid in general or to any one employee, (viii) the performance-based events or objectives applicable to any Plan awards, and/or (ix) any other aspect or aspects of the Plan or outstanding awards made thereunder as specified by the Board or Committee.
Federal Income Tax Consequences
The Company is advised by its tax counsel that, under current interpretations of existing federal tax law, the Company will be entitled to federal income tax deductions with respect to nonstatutory stock options, stock appreciation rights, deferred stock units, and restricted stock, at or following the time that taxable income is realized by an employee with respect to such awards. Generally, income will be realized upon the exercise of nonstatutory stock options and at the time cash or stock is delivered to an employee in respect of the other types of awards, except that, in the case of restricted stock, income will be realized at the time the stock is no longer subject to substantial risk of forfeiture. No deduction is allowed to the Company for the grant or exercise of an incentive stock option or for nonperformance-based compensation in excess of Section 162(m) limits that is paid to Executive Officers named in the proxy for the fiscal year the deduction would otherwise have been available. It is possible, however, for the Company to receive a deduction with respect to an incentive stock option if the participant disposes of the stock before satisfying the applicable holding period rules.
The Board of Directors and management recommend a vote “FOR” approval of the proposed amendments to the Long-Term Incentive Plan.
If You Hold Your Shares Through a Broker, Bank, or Other Nominee
If you hold your shares through a broker, bank, or other nominee and you do not instruct them on how to vote on this proposal, your broker does not have authority to vote your shares on this proposal. Your shares will only be voted in favor of this proposal if you have provided voting instructions to your broker or other nominee to vote your shares in favor of this proposal.
4.      APPROVAL OF ANNUAL INCENTIVE PLAN TERMS
Under Section 162(m) of the Internal Revenue Code, compensation paid to certain Executive Officers may not be deductible unless it qualifies as “performance based”. A bonus award under the Annual Incentive Plan (the “Bonus Plan”) may be subject to these deduction limitations unless it qualifies as “performance based”. The form and amount of bonus awards is determined annually by the Compensation Committee taking into consideration the performance of the Company based on performance measures selected by the Committee and the contribution of the individual employee to the success of the Company during the fiscal year. The Committee intends that bonuses to be paid to Executive Officers who are subject to Section 162(m) qualify as performance-based compensation exempt from the limitations of Section 162(m). Therefore, as required by Section 162(m), you are asked to approve the following terms which will apply to such bonus awards:

•	The class of persons covered by the Bonus Plan will consist of the Executive Officers named in the Summary Compensation Table, including the chief executive officer, and all other executives and key employees.

•	The performance criteria for bonus payments for fiscal year 2007 and later years will be limited to objective tests based on one or more of the following business criteria any of which may be measured either in absolute terms or as compared to another company or companies: return on shareholder’s equity; growth in net income; growth in revenues; cash flow return on average total capital; profit before interest and taxes; total return to shareholders; operating return on net or gross investment, or various other denominators based upon investment or assets; growth in earnings per share; or growth in cash flow. These criteria may be used individually or in a formula combining two or more criteria such as a sum of two or more criteria or the greatest of two or more criteria.

•	The maximum bonus that may be paid to any one person for any one fiscal year will be $4,000,000.
The Board of Directors and management recommend a vote “FOR” the approval of the above Annual Incentive Plan terms in order to permit the continued exclusion of compensation payable under the Annual Incentive Plan from the deduction limitations imposed by Section 162(m) of the Internal Revenue Code.

THE BOARD OF DIRECTORS
Information follows about the age and business experience, as of December 1, 2005, of the nominees up for election and the directors continuing in office. Each nominee has consented to being nominated for director and has agreed to serve if elected. All of the nominees are currently directors and were elected to the Board by shareholders at prior meetings, except for Mr. Noski who was elected to the Board by the directors effective in May 2005, but who previously served on the Board in October 2000 — January 2003.

Directors Standing for Election this Year for Term Expiring at the Annual Meeting in 2009

MARIO L. BAEZA, age 54. Founder and controlling shareholder of Baeza & Co. as well as Chairman of TCW/Latin America Partners, L.L.C. Director of the Company since 1999.
Baeza & Co. was formed in 1995 to create the first Hispanic-owned merchant banking firm focusing on the Pan-Hispanic region. In 1996, Baeza & Co. entered into a partnership with Trust Company of the West for the purpose of forming TCW/Latin America Partners L.L.C. (“TCW/LAP”). Mr. Baeza served as Chairman and CEO of TCW/LAP from its inception in 1996. In 2003, Mr. Baeza relinquished day-to-day operating control of TCW/LAP in order to form The Baeza Group, a Hispanic-owned alternative investment firm. Prior to forming TCW/Latin America Partners in 1996, Mr. Baeza served as President of Wasserstein Perella International Limited and Chairman and CEO of Grupo Wasserstein Perella, the Latin America Division of the firm; and until 1994, was a partner at the law firm of Debevoise & Plimpton where, among other practices, he founded and headed the firm’s Latin America Group. Mr. Baeza is a director of Ariel Mutual Fund Group, AusAm Biotechnologies Inc., Urban America LLC, and Tommy Hilfiger.

EDWARD E. HAGENLOCKER, age 66. Former Vice Chairman of Ford Motor Company and former Chairman of Visteon Automotive Systems. Director of the Company since 1997.
Mr. Hagenlocker joined Ford Motor Company as a research scientist in 1964 and later held engineering management positions in Product Development, Chassis Division, Body and Electrical Product Engineering, Climate Control Division, and Truck Operations. In 1986, he was elected a Ford vice president and named General Manager of Truck Operations. Mr. Hagenlocker was appointed Vice President of General Operations for Ford North American Automotive Operations (“NAAO”) in 1992 and Executive Vice President of NAAO in 1993. He was elected President of Ford Automotive Operations in 1994 and Chairman, Ford of Europe in 1996. He served as Vice Chairman of Ford Motor Company in 1996 and Chairman of Visteon Automotive Systems from 1997 until his retirement in 1999. Mr. Hagenlocker is a director of OfficeMax, Inc., AmeriSource Bergen Corporation, American Standard, Inc., and Lucent Technologies, Inc.

TERRENCE MURRAY, age 66. Retired Chairman and Chief Executive Officer of FleetBoston Financial Corporation. Director of the Company since 2002.
Mr. Murray joined FleetBoston Financial Corporation, a diversified financial service company that is engaged in general, commercial banking, and investment management business, in 1962. He was named Chairman, President, and Chief Executive Officer in 1982, and relinquished the position of President in 1999, and retired as Chief Executive Officer in December 2001 and as Chairman in 2002. Mr. Murray is a director of A. T. Cross Company, CVS Corporation, and ChoicePoint Inc.

CHARLES H. NOSKI, age 53. Retired Vice Chairman of AT&T Corporation and former Corporate Vice President and Chief Financial Officer of Northrop Grumman. Director of the Company since 2005.
Mr. Noski served as Senior Executive Vice President and Chief Financial Officer of AT&T Corporation between 1999 and 2002, and was elected Vice Chairman of AT&T’s Board of Directors in February 2002. He retired in November 2002 upon the completion of AT&T’s restructuring. From December 2003 to March 2005, he was Corporate Vice President and Chief Financial Officer of Northrop Grumman Corporation. Prior to both of these roles, he served as President and Chief Operating Officer of Hughes Electronics Corporation. Mr. Noski is a member of the American Institute of Certified Public Accountants and Financial Executives International. He is a past member of the Financial Accounting Standards Advisory Council. Mr. Noski is a director of Microsoft Corporation and Morgan Stanley.

Directors Continuing in Office Until the Annual Meeting in 2007

WILLIAM L. DAVIS, III, age 62. Retired Chairman, President, and Chief Executive Officer of RR Donnelley. Director of the Company since 2005.
Mr. Davis became Chairman and Chief Executive Officer in 1997 and President in 2001 of RR Donnelley, the largest printing company in North America. He retired from the company in February 2004. Over the prior two decades, Mr. Davis held senior sales, marketing, and executive positions at Emerson Electric Company. Mr. Davis is a director of Marathon Oil Corporation.

W. DOUGLAS FORD, age 61. Retired Chief Executive, Refining and Marketing, of BP Amoco plc. (“BP”). Director of the Company since 2003.
From 1993-1999, Mr. Ford served as Executive Vice President of BP and its predecessor Amoco Corporation. In 1999 he was named Chief Executive, Refining and Marketing of BP, and in 2000 he joined the BP board. Mr. Ford retired from BP and its board in March 2002. Mr. Ford is a director of Suncor Corporation, USG Corporation, and UAL Corporation.

MARGARET G. McGLYNN, age 46. President, Vaccine Division at Merck & Co., Inc. Director of the Company since 2005.
Ms. McGlynn has been employed by Merck, a global research-driven pharmaceutical company, since 1983. She assumed her current position as President, Merck Vaccine Division, in 2005. She served as President, U.S. Human Health, from 2003 to 2005. From 2001 to 2002, she acted as Executive Vice President, Customer Marketing and Sales, U.S. Human Health, and from 1998-2001 she served as Senior Vice President, Worldwide Human Health Marketing.

Directors Continuing in Office Until the Annual Meeting in 2008

MICHAEL J. DONAHUE, age 47. Former Group Executive Vice President and Chief Operating Officer of BearingPoint, Inc. Director of the Company since 2001.
Mr. Donahue served as Chief Operating Officer of BearingPoint, Inc. from March of 2000 until February 2005. Prior to March 2000, he served as management partner, Solutions, for the consulting business of KPMG LLP, and as a member of the boards of directors of KPMG LLP and KPMG Consulting KK Japan.

URSULA O. FAIRBAIRN, age 62. President and Chief Executive Officer, Fairbairn Group, LLC. Director of the Company since 1998.
Ms. Fairbairn is President and Chief Executive Officer of Fairbairn Group, LLC, specializing in human resources and executive management consulting since April 2005. She served as Executive Vice President, Human Resources and Quality, of American Express Company, from 1996 until her retirement in April 2005. Prior to joining American Express, Ms. Fairbairn was Senior Vice President, Human Resources at Union Pacific Corporation. Previously she held several marketing and human resources positions at IBM Corporation, including Vice President of Management Services and Vice President of Marketing Operations. She is a director of VF Corporation, Sunoco Inc., Circuit City Stores, Inc., and Centex Corporation.

JOHN P. JONES III, age 55. Chairman, President, and Chief Executive Officer of the Company. Director of the Company since 1998.
Mr. Jones joined the Company in 1972 and, following various commercial assignments in Company joint ventures and subsidiaries, was appointed Vice President and General Manager of the Company’s Environmental/ Energy Division in 1988. He was appointed Group Vice President of the Company’s Process System Group in 1992 and in 1993 was transferred to Air Products Europe, Inc. where he was named President. In 1996, Mr. Jones returned to the U.S. where he was first elected Executive Vice President — Gases and Equipment and, effective October 1, 1998, President and Chief Operating Officer. Mr. Jones was elected to his present position effective December 1, 2000. Mr. Jones is a director of Automatic Data Processing, Inc. Mr. Jones is a director of the American Chemistry Council and on the Executive Committee of the Society of Chemical Industry — American Section.

LAWRENCE S. SMITH, age 58. Executive Vice President and Co-Chief Financial Officer of Comcast Corporation. Director of the Company since 2004.
Mr. Smith joined Comcast Corporation, a cable communication systems, telecommunication, and electronics retailing company in 1988 to oversee the company’s finance and administration functions. He was named Executive Vice President and Co-Chief Financial Officer in 2002. As Co-Chief Financial Officer, he oversees corporate development, accounting, reporting, and tax matters. Prior to joining Comcast, Mr. Smith served as Chief Financial Officer of Advanta Corporation. He also worked for Arthur Andersen & Co. for 18 years, where he was a tax partner and headed the Philadelphia international business practice and the merger and acquisition practice. He serves on the board of two Comcast subsidiaries, E! Entertainment Television, Inc. and The Golf Channel.
Board of Directors Meetings and Attendance
Our Board met six times during our fiscal year 2005. Board and committee attendance averaged 97% for the Board as a whole, and no director attended less than 75% of the combined total of meetings of the Board and the committees on which they were serving. In accordance with the Company’s Corporate Governance Guidelines, all directors are expected to attend the annual meeting of shareholders unless they have an emergency or unavoidable schedule conflict. All directors except one attended the last annual meeting.
Director Compensation
Our directors’ compensation program is designed to create long-term alignment with shareholders’ interests by providing the majority of their compensation in equity interests that must be retained until their retirement or other termination of service to the Company. During 2005, Board members who were not employed by the Company received an annual retainer for Board service of $40,000 ($47,500 for committee chairs). Meeting fees of $1,500 per meeting were paid for participating in Board and committee meetings. Directors who meet with a constituent or other third party on behalf of the Company at the request of the chief executive officer or to satisfy a requirement of law or listing standard receive the meeting fee for such service. Retainers and meeting fees are paid quarterly in arrears.
One-half of each director’s retainer is paid in deferred stock units. Deferred stock units entitle the director to receive one share of Company stock upon payout, which occurs after the director’s service on the Board is over except in unusual circumstances. Deferred stock units are credited with “dividend equivalents” equal to the dividends that would have been paid on one share of stock for each unit owned by the director on dividend record dates. Directors may transfer deferred stock units by gift to family members. Directors have the opportunity to purchase more deferred stock units with the rest of their retainers and meeting fees. Retainers and meeting fees (plus dividend equivalents earned on the director’s existing deferred stock units account during the quarter) are converted to deferred stock units based on the fair market value of a share of Company stock on the third to last business day of the quarter.
In addition to quarterly retainers and meeting fees, for fiscal year 2005, new directors received initial grants of 1,100 deferred stock units when first elected. Directors continuing in office after the annual meeting of shareholders were granted 1,100 deferred stock units and 2,000 stock options on the date of the annual meeting. The stock options have an exercise price of the fair market value of a share of Company stock on the date of grant, become exercisable after 6 months and remain exercisable for nine and one-half years thereafter. After the options become exercisable, the directors may transfer them by gift to family members.

Directors are reimbursed for expenses incurred in performing their duties as directors. The Company pays the premiums on directors’ and officers’ liability insurance policies. Directors are also covered by the business travel accident policy maintained by the Company and are eligible to participate in the Company’s charitable matching gift program. Under this program, the Company matches donations made by employees and directors to qualifying educational organizations up to $5,000 per year and matches, at twice the amount, donations made to qualifying arts and cultural organizations up to $1,000 per year.
In September 2005, at the recommendation of the Corporate Governance and Nominating Committee, the Board made the following changes to director compensation for fiscal year 2006:

•	Increased Board retainer from $40,000 to $50,000, one half to be paid in deferred stock units.

•	Increased annual committee chair retainer from $7,500 to $10,000.

•	Changed the annual award of deferred stock units to a dollar value based award of units with a current value of $100,000.

•	Eliminated the annual stock option award.
Director Independence
At its November 2005 meeting, after reviewing New York Stock Exchange (“NYSE”) and other applicable standards of independence, the Board determined that all of our nonmanagement directors are independent from the Company and management. Consistent with NYSE listing standards, the Board has adopted a categorical standard that the following relationships could potentially impair a director’s independence: direct business relationships between the Company and a director or immediate family member of the director; business transactions between a director’s employer and the Company involving more than 1% of the employer’s gross revenues; and charitable contributions by the Company to an organization in which the director serves as an executive officer, director or trustee that exceed $1 million or, if greater, 2% of the organization’s gross revenues. None of the Company’s directors, their family members or employers has any relationship with the Company of the type described in the preceding sentence.
The independent directors regularly meet without the chief executive officer or other members of management present in executive sessions that are scheduled during four Board meetings each year. Rotating independent directors who are not committee chairs lead these executive sessions. An executive session led by the Chair of the Management Development and Compensation Committee is conducted at a fifth Board meeting, during which the chief executive officer’s performance is assessed.
Shareholder Communications
Shareholders and other interested parties may communicate with the independent directors by sending a written communication in care of the Corporate Secretary’s Office at the address on page 5. The Board of Directors has adopted a written procedure for collecting, organizing and forwarding direct communications from shareholders and other interested parties to the independent directors. A copy of the procedure is available upon request.
Governance Guidelines
The Board has adopted Corporate Governance Guidelines for the Company in order to assure that the Board has the necessary practices in place to govern the Company in accordance with the interests of the shareholders. The Guidelines set forth the governance practices the Board follows;

including with respect to director independence and qualifications, director responsibilities and access to management and independent advisors, director compensation, director orientation and education, chief executive officer performance assessment, management succession, and assessment of Board and committee performance. The Governance Guidelines are available on the Company’s website at: http://www.airproducts.com/Responsibility/governance/Guidelines.htm.
Code of Conduct
The Board of Directors has adopted its own Code of Conduct that is intended to affirm its commitment to the highest ethical standards, integrity and accountability among directors and that focuses on areas of potential ethical risk and conflicts of interest especially relevant to directors. The Company also has a Code of Conduct for officers and employees. This Code of Conduct addresses such topics as conflicts of interest, confidentiality, protection and proper use of Company assets, and compliance with laws and regulations. Both Codes of Conduct can be found on the website at http://www.airproducts.com/Responsibility/governance/codeofconduct.htm, and are available in print to any shareholder who requests them.
COMMITTEES OF THE BOARD
The Board has six standing committees which operate under written charters approved by the full Board. None of the directors who serve on the Audit, Corporate Governance and Nominating, or Management Development and Compensation Committees have ever been employed by the Company, and the Board has determined in its business judgment that all of them are “independent” from the Company and its management as defined by the NYSE’s listing standards and the relevant provision of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). The charters of all the committees can be viewed on the Company website at http://www.airproducts.com/Responsibility
/governance/boardofdirectors/committees.htm. The chart below identifies the members of each committee, the number of meetings held by each committee in fiscal year 2005 and the chair of the committee.

		Corporate	Environmental,			Management
		Governance &	Safety and			Development &
Name	Audit	Nominating	Public Policy	Executive	Finance	Compensation

M. L. Baeza	✓	C
W. L. Davis	✓
M. J. Donahue			✓		✓
U. O. Fairbairn			C			✓
W. D. Ford	C		✓
E. E. Hagenlocker		✓		✓		C
J. F. Hardymon		✓		✓		✓
J. P. Jones III				C
M. G. McGlynn	✓		✓
T. Murray					C	✓
C. H. Noski					✓
L. S. Smith	✓				✓
L. D. Thomas	✓			✓	✓
2005 Meetings	7	3	2	3	3	4

C=Chair

Audit Committee
The Board has determined that all of the Audit Committee members are “financially literate” and that Mr. Smith qualifies as an “audit committee financial expert” as defined by Securities and Exchange Commission (“SEC”) regulations under Sarbanes-Oxley and NYSE listing standards. The Committee operates under a written charter last approved by the Board in September 2004. The Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accountant. The Committee reviews the appropriateness, quality, and acceptability of the Company’s accounting policies, the integrity of financial statements reported to the public, significant internal audit and control matters and activities, the Company’s policies and processes for risk assessment and management, and compliance with legal and regulatory requirements. The Committee discusses with the Company’s internal auditor and independent registered public accountant the overall scope and plans for their respective audits. The Committee meets with the internal auditor and the independent registered public accountant, with and without management present, to discuss the results of their audits, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee also reviews compliance with the Company’s Code of Conduct for employees and officers and is responsible for establishing and administering the Company’s procedures for confidential reporting by employees of questionable accounting practices and handling complaints regarding accounting, internal controls, and other audit matters.
Each year the Committee approves an annual agenda plan which specifies matters to be considered and acted upon by the Committee over the course of the year in fulfilling its responsibilities consistent with its charter. The Board has determined that generally the Audit Committee will have four regular meetings, one in each fiscal quarter, as well as three meetings via telephone conference to review quarterly reports on Form 10-Q which must be filed with the SEC before the next regular Committee meeting. Four telephone conversations are also scheduled with management, the independent registered public accounting firm, the Audit Committee Chair, and other available Committee members, to review the Company’s quarterly earnings releases.
Audit Committee Report
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board; however, management bears primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles.
In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the 2005 Annual Report on SEC Form 10-K with the Company’s management and the independent registered public accountant. The Audit Committee has also discussed with the independent registered public accountant the matters required to be discussed by Statement on Auditing Standards on Communication with Audit Committees, as currently in effect. In addition, the Committee has discussed with the independent registered public accountant its independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Committee from the independent registered public accountant, as required by Independence Standard Board Standards and Independence Discussions with Audit Committees, as currently in effect.

Based on the reviews and discussions referred to above, the Committee approved the audited consolidated financial statements and recommended to the Board that they be included in the Company’s Annual Report on SEC Form 10-K for the year ended September 30, 2005.
Audit Committee
W. Douglas Ford, Chairman
Mario L. Baeza
William L. Davis, III
Margaret G. McGlynn
Lawrence S. Smith
Lawrason D. Thomas
The preceding Audit Committee Report is provided only for the purpose of this Proxy Statement. This Report shall not be incorporated, in whole or in part, in any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.
Independent Registered Public Accountant
Appointment and Attendance at Annual Meeting. KPMG LLP (“KPMG”) was the Company’s independent registered public accountant for the fiscal year ending September 30, 2005. Representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and make a statement if they desire.
Fees of Independent Registered Public Accountant. Consistent with the Audit Committee’s responsibility for engaging the Company’s independent registered public accountant, all audit and permitted non-audit services require preapproval by the Audit Committee. The full Committee approves projected services and fee estimates for these services and establishes budgets for major categories of services at its first meeting of the fiscal year. The Committee Chair has been designated by the Committee to approve any services arising during the year that were not preapproved by the Committee and services that were preapproved if the associated fees will materially exceed the budget established for the type of service at issue. Services approved by the Chair are communicated to the full Committee at its next regular quarterly meeting and the Committee reviews actual and forecasted services and fees for the fiscal year at each such meeting. During 2005 all services performed by the independent registered public accountant were preapproved.
During fiscal years 2004 and 2005, KPMG billed the Company fees for services in the following categories and amounts (in millions):

	2005		2004

Audit Fees	$6.0	(1)	$3.8
Audit-related Fees	.6		.5
Tax Fees	.3		.3
All Other Fees	0.0		0.0

Total Fees	$6.9		$4.6
Audit fees are fees for professional services rendered in connection with the audit of the Company’s consolidated financial statements and the review of the Company’s quarterly consolidated financial statements on Form 10-Qs that are customary under the standards of the Public Com-

(1)	The large increase in audit fees for fiscal year 2005 was primarily attributable to services associated with the audit of the Company’s internal controls over financial reporting required by Sarbanes-Oxley.

pany Accounting Oversight Board (United States), as well as for statutory audits in foreign jurisdictions. Audit-related services consisted primarily of services rendered in connection with employee benefit plan audits, SEC registration statements, due diligence assistance, and consultation on financial accounting and reporting standards. Tax fees were primarily for preparation of tax returns in non-U.S. jurisdictions, assistance with tax audits and appeals, advice on mergers and acquisitions, and technical assistance.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee operates under a written charter last approved by the Board in September 2004. The Committee monitors and makes recommendations to the Board about corporate governance matters including the Company’s Corporate Governance Guidelines, Codes of Conduct, Board structure and operation, and other governance practices. The Committee also recommends to the Board policies on director compensation and tenure; the meeting schedules of the Board and the committees; the charters, members and chairs of the committees; and the annual Board and committee performance assessment processes.
The Committee has primary responsibility for identifying, recommending, and recruiting nominees for election to the Board. The Committee has adopted a policy regarding its consideration of director candidates recommended by shareholders and a procedure for submission of such candidates. The policy provides that candidates recommended by shareholders will be considered by the Committee; that submissions of candidates must be made in writing; and, to be considered for nomination at an annual meeting of shareholders, submissions must be received not later than 120 days prior to the anniversary date of the proxy statement for the prior annual meeting. The submission must also provide certain information concerning the candidate and the recommending shareholder(s), a statement of the shareholder(s) supporting their view that the candidate has the qualifications required, and consent of the candidate to be interviewed by the Committee and to serve if elected. A copy of the policy and procedure is available upon request.
Selection of Directors. The Board has established the following minimum qualifications for all directors: business experience, judgment, independence, integrity, ability to commit sufficient time and attention to the activities of the Board, absence of any potential conflicts with the Company’s interests and an ability to represent the interests of all shareholders. The qualities and skills necessary for a specific director nominee are governed by the needs of the Board at the time the Committee determines to add a director to the Board. The specific requirements of the Board will be determined by the Committee and will be based on, among other things, the Company’s then existing business, market, geographic and regulatory environments; the mix of perspectives, experience and competencies then represented by the other Board members; and the chief executive officer’s views as to areas in which management desires additional advice and counsel.
When the need to recruit a director arises, the Committee consults the other directors, the chief executive officer, and third party recruiting firms to identify potential candidates. Once a candidate is identified, the candidate screening process generally is conducted initially by a third party recruiting firm and will include inquiries as to the candidate’s reputation and background, examination of the candidate’s experiences and skills in relation to the Board’s requirements at the time, consideration of the candidate’s independence as measured by the Board’s independence standards, and other considerations as the Committee deems appropriate at the time. Prior to formal consideration and recommendation by the Committee, any candidate who passes such screening would be interviewed by one or more members of the Committee and the chief executive officer. Candidates recommended by shareholders, whose names are submitted in accordance with the Committee’s procedures described above, will be screened and evaluated in the same manner as other candidates. Mr. Noski, who was elected by the Board for an interim seat in 2005 and is standing for election this year, is a former member of the Board, who was known and recommended by many of the directors and management based on his prior service.
Executive Committee
The Executive Committee, which met three times in fiscal year 2005, has the authority of the Board to act on most matters during intervals between Board meetings. It is usually convened to approve capital expenditures subject to timing constraints.
Environmental, Safety and Public Policy Committee
The Environmental, Safety and Public Policy Committee monitors and reports to the Board on issues and developments in areas such as environmental compliance, safety, corporate security and crisis management, diversity, community relations, and corporate and foundation philanthropic programs and charitable contributions.
Finance Committee
The Finance Committee reviews the Company’s financial policies; keeps informed of its operations and financial condition, including requirements for funds and access to liquidity; advises the Board about sources and uses of Company funds; reviews the Company’s financial arrangements and methods of external financing; and oversees the funding and management of assets of the Company’s employee pension and savings plans worldwide.
Management Development and Compensation Committee
The Management Development and Compensation Committee operates under a written charter most recently approved by the Board in September 2004. The Committee has responsibility for selecting, evaluating, and compensating the Company’s chief executive officer; making recommendations to the Board and providing advice to management about the Company’s succession planning; developing and evaluating potential candidates for executive positions, establishing the Company’s executive compensation policies; overseeing the administration of the incentive compensation plans for executives and key employees and the administration of the Company’s pension and savings plans; and approving significant amendments to the incentive compensation, pension, and savings plans on behalf of the Board. The Committee has direct responsibility for reviewing and approving the annual goals and objectives relevant to the compensation of the chief executive officer, evaluating his performance in light of these goals and objectives, and setting his compensation level based on this evaluation of his performance. The Committee also approves the individual salary, bonus, and incentive plan awards of other Executive Officers and certain other senior executives, and annually reviews with the Board the performance of the chief executive officer.
COMPENSATION OF EXECUTIVE OFFICERS
Report of the Management Development and Compensation Committee
The Management Development and Compensation Committee of the Board is responsible to the Board and to shareholders for establishment and oversight of the Company’s compensation program for Executive Officers, including those named in the Summary Compensation Table on page 29 (“Named Executive Officers”). All members of the Committee are independent. The Committee determines all the components of the compensation of the chief executive officer and, in consultation with Mr. Jones, determines the compensation of the remaining Executive Officers and approves and oversees programs applicable to broader groups of management employees.

The Committee retains an independent compensation consultant to advise it on compensation practices and conduct research on its behalf. The Committee meets regularly in executive session, either alone or with its independent consultant.
Compensation Policies and Practices.  In designing the Company’s executive compensation program, the Committee seeks to achieve accountability for performance, alignment with shareholders’ long-term interests and competitiveness. To that end, the Compensation Committee comprehensively reviews the compensation program for Executive Officers each year, seeks to understand how Company programs differ from those of its competitors, and actively encourages its independent consultant to critique established programs and bring forward recommendations.
The Committee annually assesses the competitiveness of the executive compensation program by reviewing competitive market data supplied by the independent consultant. For purposes of comparing market practices for fiscal year 2005, the consultant compiled survey data from a reference group of industrial companies with revenue of $3 to $10 billion, supplemented by select chemical industry peer companies. The Committee also annually considers the appropriateness of the peer group. During fiscal year 2005, the Committee continued to use the $3 to $10 billion reference group, but also began educating itself on compensation practices of industrial companies with $6-12 billion in revenues, given that the Company’s revenue has grown significantly, to $8.1 billion, since the adoption of the current standard.
The Committee recognizes and has considered that the competitive and regulatory environments are evolving, and that some constituencies are urging that compensation committees abandon traditional compensation decision-making practices, especially survey-based compensation decisions. Notwithstanding these external pressures, the Committee has determined that market-based comparisons to the compensation practices of the companies with whom we compete for talent — when rigorously evaluated with reference to challenging performance goals, actual job responsibilities, and total compensation history — remain the best method to ensure that the executive team is motivated to drive the best long-term performance for shareholders.
The Committee has sought to achieve a compensation program that provides foundational elements such as base salary and benefits at the median level for the market reference group and that provides an opportunity for long-term compensation above the median if challenging short- and long-term performance goals are achieved. When performance falls short of those goals, actual compensation will fall below the targeted level; and when performance exceeds those goals, compensation will exceed the targeted level.
Base Salary.  The fiscal year 2005 salaries of the Named Executive Officers are shown in the “Salary” column of the Summary Compensation Table. Salaries for Executive Officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in salary are based on evaluation of such factors as the individual’s level of responsibility, performance, and level of pay compared to the market reference group pay levels. Base salary is targeted at a median market position, with adjustment for performance and the uniqueness of the responsibilities held by certain Executive Officers.
Annual Incentive Compensation.  The annual bonus awards for fiscal year 2005 paid to each of the Named Executive Officers are shown in the “Bonus” column of the Summary Compensation Table. Annual bonus awards are determined as a percentage of each Executive Officer’s base salary. For 2005, the bonus targets for Executive Officers ranged from 55% to 110% of base salary depending on the officer’s position. The target bonus is established through an analysis of compensation for comparable positions in the market reference group companies and is intended to approximate the median. The actual bonus award is determined by multiplying the target bonus by a payout factor determined by measuring achievement against performance objectives established by the Committee. Performance above or below targeted objectives produces total cash compensation for the Executive Officers above or below median for the market reference group.
For fiscal year 2005, the Committee chose to continue using two “fixed” performance objectives: year-over-year growth in earnings per share and return on shareholder’s equity. The Committee gave consideration to whether annual bonus payouts should be calibrated instead to performance against the Company’s operating plan, since the fixed year-over-year standards do not allow recognition of good work in difficult operating conditions and economic downturns. Mr. Jones requested, however, that the more demanding year-over-year approach be continued as it best supports shareholder’s interests. The Committee reaffirmed these fixed objectives to support Mr. Jones’s desire to focus his leadership on improving the quantity and quality of earnings rather than on a negotiated budget target.
Accordingly, bonus award factors for fiscal year 2005 were based 60% on growth in earnings per share and 40% on return on equity. The Committee established payout factor ranges based on varying performance levels for these objectives at the beginning of the fiscal year. Once the performance levels and associated payout ranges were determined after the end of the year, the Committee considered additional performance factors to adjust the payout level within the established range, including growth in revenues, total return to shareholders, overall economic conditions, performance against operating plan, comparable performance by peer companies and nonfinancial performance objectives such as diversity and safety targets. Bonuses were further adjusted to reflect individual and operating unit performance. All adjustments were subject to the maximum payout factor associated with the actual performance level.
The Committee determined to set Mr. Jones’s bonus at $2,055,000 for fiscal year 2005 because the Company had outstanding performance for shareholders during the year, with sales growth of 10%, net income growth of 18%, diluted earnings per share growth of 17%, return on equity of 15.3%, and a 10% increase in dividends, notwithstanding the severe impact of Hurricanes Dennis, Katrina, and Rita on Gulf Coast operations, set backs to our Asian business due to the tsunami and typhoons, and soaring energy and raw materials costs. Mr. Jones’s bonus recognizes his role in leading the Company to these outstanding financial results and driving strong operating results despite the extraordinary challenges, but it also rewards his leadership in development and execution of the Company’s strategy to manage its portfolio of businesses to enhance long-term investor value through stronger margins, ensuring the Company has a strong capital structure and cash flow, enhancing the Company’s culture and diversity, and in making the Company a leader in integrity and corporate governance.
Long-Term Incentive Awards.     The principal purpose of the long-term incentive program is to encourage the management team to focus on providing long-term value for shareholders. The Committee has developed three balanced components for the Executive Officer’s long-term incentive program. The components are: stock options to reward executives for increases in shareholder return; restricted stock to promote long-term alignment with shareholder interests; and deferred stock units called “performance shares”, which provide focus on medium-term goals. The Committee believes this mix of stock options, restricted stock and performance share units provides a good balance of equity-based vehicles that reward successful outcomes for both medium- and long-term decision making.
The total expected value of the long-term incentive awards granted to a particular Executive Officer is generally based on the level of responsibilities of the particular job and on comparable positions within industry peer group companies. The expected value of the total long-term incentive compensation awards, when performance meets targets, is at the 65th percentile of the market group. The Committee has chosen thoughtfully to provide these long-term incentive opportunities that exceed the market median, not as an entitlement, but as a reward for extraordinary performance. The

Executive Officers’ long-term incentive compensation package provides above median compensation only when demanding performance targets are achieved, ensuring that performance itself is extraordinary. It is not the Committee’s expectation that the management team will routinely or easily secure above-median payouts.
Restricted stock awarded to Executive Officers is restricted for their entire career, vesting only upon retirement, disability or death. The number of shares of restricted stock awarded to the Named Executive Officers for fiscal year 2005 appears in the “Restricted Stock Award” column of the Summary Compensation Table.
Stock options are granted at fair market value, have a ten year term and vest incrementally over the first three years of the term. To ensure that the options truly provide alignment with shareholders interests that is not transitory, for options granted since fiscal year 2004 the Committee has imposed a requirement that active Executive Officers retain 50% of the net shares of Company stock received upon exercise for one year following exercise. The number of Stock Options awarded to the Named Executive Officers for fiscal year 2005 appears in the Option Grants table on page 31.
The final component of the long-term incentive program is performance shares, which are deferred stock units conditioned upon the Company’s performance towards its important objective of growth in operating return on net assets (“ORONA”). The performance share program design was reviewed by the Committee this year and the Committee’s plan is that each year the Executive Officers will be eligible to receive a payout based on achieving demanding three-year fixed ORONA targets that are not adjusted for current operating conditions. Upon earn out, one-half of the shares are paid in cash and one-half are deferred for an additional two years and payable in Company stock. The deferred portion is forfeitable upon termination of employment other than for retirement, disability, or death. Dividend equivalents are paid on performance shares when the underlying awards are paid, equal to the dividends that would have accrued on a share of Company stock since the grant date.
A two-year grant of performance shares was made during fiscal year 2003 based on performance cycles ending in fiscal year 2004, and no performance shares were granted during fiscal year 2004. Therefore, in order to transition to the rolling three-year design and to provide the targeted compensation opportunity, an enhanced grant was made for fiscal year 2005 that will earn out in three installments over a three-year period. It is anticipated that smaller grants of performance shares will be made in future years that will earn out in three-year cycles.
At the end of fiscal year 2005, the Committee determined that the first portion of the fiscal year 2005 grant, based on a one year performance cycle, was earned at 44% of the target opportunity. The amounts payable to the Named Executive Officers with respect to this portion of the grant appear in the “Other Compensation” column of the Summary Compensation Table. The amount of the remaining cycles of performance share grants made to the Named Executive Officers in fiscal year 2005 appear in the Long Term Incentive Plan Awards Table on page 32.
Other Programs.     The Company also provides Executive Officers with life and medical insurance, pension, savings and bonus deferral programs, and other welfare benefits that are competitive with market practices. In fiscal year 2005, the Company provided a tax and estate planning stipend of $8,000 to Executive Officers. This stipend has been discontinued for fiscal year 2006.
Total Compensation.     The Committee has reviewed information about all components of the compensation provided to the Company’s Executive Officers, including base salary, annual bonus, long-term equity compensation, the key terms of employment agreements, the accumulated unrealized stock option and unvested restricted stock and performance share values, the earnings and accumulated payout obligations under the Company’s qualified and nonqualified deferred compensation programs, the projected payout obligations under the Company’s pension plan, and the total projected payouts in the event of retirement, severance, and a change in control. Tables quantifying the estimated values of these components for each Named Executive Officer were presented to and reviewed by the Compensation Committee. The Committee has determined that the compensation levels represented are reasonable and consistent with the interests of shareholders.
Fiscal Year 2006.     Fiscal year 2005 was the culmination of several years of Committee work to review and, in some instances, redesign Company compensation and benefit programs. The result is an overall program that the Committee believes is current, less dependent on share usage, and more focused on performance goals. Looking forward, the Committee expects to continue the fundamental program design with annual review and recalibration of the various components where market practice dictates. To that end, for fiscal year 2006 the Committee has reduced the size of equity compensation grants to adjust for the significant growth in the Company’s stock price in the last few years.
Tax Deductibility of Executive Compensation.     Where practical, the Committee seeks to design compensation programs so that all compensation paid to the Executive Officers will qualify for deduction from the Company’s U.S. income taxes; and, in fact, all Executive Officer compensation for fiscal year 2005 is expected to be deductible by the Company. The Committee believes, however, that shareholders’ interests may be best served by offering compensation that is not fully deductible where appropriate to attract, retain, and motivate talented executives; and, looking forward, the Committee anticipates that Mr. Jones’s base salary may not be fully deductible for fiscal year 2006. The Committee has determined that, to maintain a competitive pay package for Mr. Jones without artificially distorting the balance between foundational elements and incentive elements, his base salary should not be frozen solely to ensure deductibility.
Executive Stock Ownership.     The Committee has approved ownership guidelines that require Executive Officers to achieve an ownership stake in the Company that is significant in comparison with the executive’s salary. In addition, as described above, significant portions of the stock awards under the long-term incentive program are subject to holding periods lasting up to the remainder of the Officer’s career. The ownership guidelines are five times base salary for the chief executive officer and three times base salary for the other Executive Officers. The Officers are expected to achieve the specified ownership level within five years of assuming their position. Executive Officers may count toward these requirements the value of shares owned, share equivalents held in their 401(k) accounts, earned performance shares and other deferred stock units which are fully vested and held in the Company’s nonqualified savings and deferred bonus programs. Stock options are not counted.
Management Development and Compensation Committee
Edward E. Hagenlocker, Chairman
Ursula O. Fairbairn
James F. Hardymon
Terrence Murray
This Report of the Management Development and Compensation Committee is provided only for the purpose of this Proxy Statement. This Report shall not be incorporated, in whole or in part, in any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION TABLES
2005 Summary Compensation Table
The following table summarizes the total compensation paid in fiscal years 2003-2005 to the chief executive officer and the four other Executive Officers who were most highly compensated in fiscal year 2005.

					Long-Term
	Annual Compensation				Compensation Awards

					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and	Fiscal	Salary	Bonus	Compensation	Awards	Stock	Compensation
Principal Position	Year	($)(1)	($)(1)	($)(2)	($)(3)(4)	Options (#)	($)(5)

John P. Jones III	2005	$1,000,000	$2,055,000	0	$1,145,760	275,000	$268,901
Chairman, President,	2004	$1,000,000	$1,620,000	0	$972,930	260,000	$432,611
and Chief Executive	2003	$1,000,000	$594,000	0	$0	320,000	$359,142
Officer
Mark L. Bye	2005	$435,000	$505,000	$35,942	$354,640	74,000	$89,917
Group Vice President —	2004	$380,000	$440,000	$365,309	$301,145	70,000	$68,579
Gases & Equipment	2003	$303,423	$90,000	$256,674	$0	42,000	$56,387
John E. McGlade	2005	$435,000	$580,000	0	$354,640	74,000	$90,043
Group Vice	2004	$380,000	$410,000	0	$301,145	70,000	$58,868
President — Chemicals	2003	$294,962	$90,000	0	$0	40,000	$49,132
W. Douglas Brown	2005	$420,000	$435,000	0	$245,520	65,000	$64,600
Vice President,	2004	$406,000	$350,000	0	$208,485	65,000	$118,854
General Counsel	2003	$398,000	$129,000	0	$0	80,000	$101,062
and Secretary
Paul E. Huck	2005	$420,000	$435,000	0	$245,520	55,000	$64,455
Vice President and	2004	$380,000	$350,000	0	$69,000	20,000	$57,442
Chief Financial	2003	$272,000	$79,000	0	$0	35,000	$48,262
Officer

(1)	Cash compensation earned for services performed during each fiscal year, including amounts deferred at the election of the executive.

(2)	The amounts shown in this column for Mr. Bye are comprised of payments relating to an overseas assignment which were made under the Company’s program for employees and their family members who are U.S. citizens on international assignments; including for foreign cost of living and exchange rate adjustments, foreign housing and transportation costs, domestic housing management, private school tuition for accompanying children and tax equalization. Mr. Bye’s overseas assignment to Singapore concluded during fiscal year 2004.

(3)	The amounts in the table are based on the NYSE market closing price of $54.56 per share on October 4, 2004, the date of the award. The Executive Officer may vote the restricted shares but may not sell or transfer them until his termination of employment due to death, disability, or retirement. The restricted shares are forfeitable if the Executive Officer’s employment terminates other than due to death, disability, or retirement, or for any reason less than one year from the date of grant in the case of shares granted in fiscal year 2005 or two years from the date of grant in the case of those granted in fiscal year 2004. Cash dividends are paid on these shares.

(4)	On September 30, 2005, Mr. Jones held 60,100 unvested deferred stock units worth $3,313,914 and 42,000 restricted stock shares worth $2,315,880. Mr. Bye held 9,580 unvested deferred stock units worth $528,241.20 and 13,000 restricted stock shares worth $716,820. Mr. McGlade held 9,605 unvested deferred stock units worth $529,619.70 and 13,000 restricted stock shares worth $716,820. Mr. Brown held 17,000 unvested deferred stock units worth $937,380 and 9,000 restricted shares worth $496,260. Mr. Huck held 15,560 unvested deferred stock units worth $857,978.40 and 4,500 restricted stock shares worth $248,130.

These values are based on $55.14 the 2005 fiscal year-end NYSE closing market price of a share of Company stock.

These deferred stock units entitle the recipient to receive one share of Company stock upon payout. Payout of unvested deferred stock units is conditioned on continued employment during the deferral period which generally ends upon death, disability, or retirement. Some of the deferred stock units are “performance shares” which were earned upon satisfaction of performance targets. All unvested deferred stock units are subject to forfeiture for engaging in specified activities such as competing with the Company. The units accrue dividend equivalents which are paid at the time the underlying shares are paid out. The units do not have voting rights.

(5)	The dollar value of the amounts shown in this column for 2005 includes the following:

	Matching	Tax and		Above Market
	Contributions and/or	Estate	Performance	Interest on
	Accruals Under	Planning	Shares	Deferred
Name	Savings Plans	Stipend	Earnout*	Compensation

John P. Jones III	$30,000	$8,000	$229,274	$1,627
Mark L. Bye	$13,025	$8,000	$68,782	$110
John E. McGlade	$13,025	$8,000	$68,782	$236
W. Douglas Brown	$12,594	$8,000	$43,307	$699
Paul E. Huck	$12,582	$8,000	$43,307	$566

*	Performance shares are deferred stock units whose earn out is conditioned on the Company’s achieving certain levels of operating return on net income. Each earned share entitles the holder to the value of one share of Company stock. These performance shares were based on a one year performance cycle completed at the end of fiscal year 2005. One-half of the earned shares were paid in cash at the end of the performance cycle, based on the fiscal year end fair market value of $54.815 per share and $1.54 of dividend equivalents per share, and one-half are deferred for an additional two years after the end of the performance cycle and will be paid in Company stock. The deferred portion is subject to forfeiture if the Officer terminates employment other than due to death, disability, or retirement during the two-year period. Dividend equivalents equal to the dividends that would have accrued on a share of Company stock since the grant date are paid on the performance shares when the underlying awards are paid out. The amount of the deferred stock payout portion reflected above was calculated based on the fair market value of $57.90 per share on November 16, 2005, the date the Committee determined the level of earn out, and includes $1.54 of dividend equivalents per share.
Note on Perquisites
The Company’s policy is to compensate its Executive Officers through the disclosed programs discussed in the Management Development and Compensation Committee Report. Accordingly, any perquisites provided to the Named Executive Officers were negligible. The Company does not provide automobiles, housing, country club memberships, personal services, security, chauffeurs, or similar perquisites to Executive Officers. The Company did provide de minimis use of the corporate aircraft for personal trips. The Executive Officers paid all taxes associated with such use.

Option Grants In 2005
The following table sets forth information concerning stock options granted in fiscal year 2005.

	Individual Grants

	Number of
	Securities	Percent of
	Underlying	Total Options
	Options	Granted to	Exercise
	Granted	Employees in	Price	Expiration	Grant Date
Name	(#)(1)	Fiscal Year	($/Sh)	Date	Value(2)

John P. Jones III	275,000	10.5%	$54.17	October 2, 2014	$5,249,750
Mark L. Bye	74,000	2.8%	$54.17	October 2, 2014	$1,412,660
John E. McGlade	74,000	2.8%	$54.17	October 2, 2014	$1,412,660
W. Douglas Brown	65,000	2.5%	$54.17	October 2, 2014	$1,240,850
Paul E. Huck	55,000	2.1%	$54.17	October 2, 2014	$1,049,950

(1)	These options have an exercise price of the fair market value on the October 1, 2004 grant date. The exercise price may be satisfied with shares already owned by the officer. In general, options become exercisable in one-third increments on the first three anniversaries of grant and remain exercisable until ten years after the grant date; however, the options generally expire on the last day of employment except for death, disability, or retirement. Options are subject to forfeiture for engaging in specified activities such as competing with the Company. Upon exercise of the options, 50% of the net shares received must be retained for a one-year period as long as the officer is active.

(2)	This estimated hypothetical value is based on a lattice-based pricing model in accordance with SEC rules. The following assumptions were used in estimating the value: an expected time of exercise of 9 years; a dividend yield of 2.04%; an expected volatility of 30.78%; and a risk-free interest rate of 4.39%.
Options Exercised In 2005
and Year-End Option Values
This table shows, for each named Executive Officer, the number of, and net pre-tax value realized from, options exercised in fiscal year 2005; and the number and net pre-tax value of the remaining options held by those Executive Officers. In each case net pre-tax value is the fair market value of the stock less the exercise price, determined on the date of exercise for options exercised and on September 30, 2005 for the remaining options.

			Number of Securities		Net Value of Unexercised In-
	Shares		Underlying Unexercised		The-Money Options
	Acquired	Value	Options at Year-End (#)		at Year-End ($)
	on Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John P. Jones III	72,000	2,350,200	1,379,998	555,002	23,250,362	3,040,239
Mark L. Bye	0	0	166,333	134,667	2,714,494	645,856
John E. McGlade	5,400	180,063	186,199	134,001	3,090,418	638,044
W. Douglas Brown	50,800	823,296	274,998	135,002	4,362,862	757,639
Paul E. Huck	10,000	347,550	137,998	80,002	2,500,872	296,489

Long-Term Incentive Plan Awards
In Last Fiscal Year

	Number
	of		Estimated Share Payout
	Shares	Performance
	Granted	Period	Threshold	Target	Maximum

John P. Jones III	18,000	10/01/04-09/30/06	6,300	18,000	36,000
	27,000	10/01/04-09/30/07	9,450	27,000	54,000
Mark L. Bye	5,300	10/01/04-09/30/06	1,855	5,300	10,600
	8,000	10/01/04-09/30/07	2,800	8,000	16,000
John E. McGlade	5,300	10/01/04-09/30/06	1,855	5,300	10,600
	8,000	10/01/04-09/30/07	2,800	8,000	16,000
W. Douglas Brown	3,300	10/01/04-09/30/06	1,155	3,300	6,600
	5,000	10/01/04-09/30/07	1,750	5,000	10,000
Paul E. Huck	3,300	10/01/04-09/30/06	1,155	3,300	6,600
	5,000	10/01/04-09/30/07	1,750	5,000	10,000
These awards of deferred stock units known as Performance Shares were granted in fiscal year 2005 under the Long-Term Incentive Plan and will earn out at a level dependent upon the Company’s performance against operating return on net asset targets during the performance period. Each earned performance share entitles the holder to the value of one share of Company stock. One-half of any performance share earned for each performance period will be paid in cash at the end of the performance period. The remaining half is deferred for an additional two years and paid in Company stock. The deferred portion is subject to forfeiture if the Officer terminates employment other than due to death, disability, or retirement. At the time a performance share is paid out, the Officer will receive dividend equivalents for each share paid out which will equal the dividends that would have accrued on a share of Company stock since the grant date.
Pension Plan Table
The Company maintains a qualified defined benefit pension plan which covered all U.S. salaried employees during fiscal year 2005 and a related nonqualified plan. This table shows approximate annual life annuity benefits payable to U.S. salaried employees retiring at age 65 after the indicated years of credited service with the indicated amounts of covered compensation, before reduction for any offsets. A lump sum form of payment is available under the nonqualified pension plan.

	Years of Service

Remuneration	15	20	25	30	35	40	45

750,000	$166,664	$222,219	$277,774	$333,329	$388,883	$445,133	$501,383
1,000,000	$222,914	$297,219	$371,524	$445,829	$520,133	$595,133	$670,133
1,250,000	$279,164	$372,219	$465,274	$558,329	$651,383	$745,133	$838,883
1,500,000	$335,414	$447,219	$559,024	$670,829	$782,633	$895,133	$1,007,633
1,750,000	$391,664	$522,219	$652,774	$783,329	$913,883	$1,045,133	$1,176,383
2,000,000	$447,914	$597,219	$746,524	$895,829	$1,045,133	$1,195,133	$1,345,133
2,250,000	$504,164	$672,219	$840,274	$1,008,329	$1,176,383	$1,345,133	$1,513,883
2,500,000	$560,414	$747,219	$934,024	$1,120,829	$1,307,633	$1,495,133	$1,682,633
2,750,000	$616,664	$822,219	$1,027,774	$1,233,329	$1,438,883	$1,645,133	$1,851,383
3,000,000	$672,914	$897,219	$1,121,524	$1,345,829	$1,570,133	$1,795,133	$2,020,133
3,250,000	$729,164	$972,219	$1,215,274	$1,458,329	$1,701,383	$1,945,133	$2,188,883
3,500,000	$785,414	$1,047,219	$1,309,024	$1,570,829	$1,832,633	$2,095,133	$2,357,633
3,750,000	$841,664	$1,122,219	$1,402,774	$1,683,329	$1,963,883	$2,245,133	$2,526,383
4,000,000	$897,914	$1,197,219	$1,496,524	$1,795,829	$2,095,133	$2,395,133	$2,695,133

The compensation covered by our qualified and nonqualified defined benefit pension plans is the average of the salary and bonus for the highest three consecutive years during the final ten years of service. The approximate years of service as of September 30, 2005 are 33 years for Mr. Jones, 22 years for Mr. Bye, 29 years for Mr. McGlade, and 26 years for Mr. Huck. Mr. Brown has a separate agreement with the Company under which the Company will provide him a pension benefit equivalent to the benefit which he would have received under the pension plans if he had been a participant in the pension plans during a time period when he was assigned to work for a former Company affiliate, giving him the equivalent of approximately 30 years of service. The benefit the Company is required to pay under Mr. Brown’s agreement will be reduced by an amount equivalent to his benefit from the former affiliate’s pension plan.
Severance and Employment Arrangements
Chief Executive Officer Severance Agreement. The Company has a severance agreement with Mr. Jones, entered into at the direction of the Management Development and Compensation Committee. Under the agreement, if Mr. Jones’s employment is terminated by the Company without cause or by Mr. Jones upon an event amounting to constructive termination (as defined in the agreement), Mr. Jones will be entitled to:

•	a cash severance payment equal to three times the sum of his salary and his target bonus for the year of termination under the Annual Incentive Plan;

•	a pro rata bonus payment for the year of termination;

•	a cash payment equal to the actuarial equivalent of the pension benefits he would have been entitled to receive under the Company’s pension plans had he accumulated three additional years of credited service after his termination date;

•	continuation of medical benefits for three years; and

•	a stipend to cover outplacement assistance and legal fees.
His outstanding stock options and other stock awards would remain in effect (although the amount of shares covered by any option outstanding for less than one year would be prorated).
Mr. Jones’s agreement provides that in order for him to receive the severance benefits, he must sign a noncompetition agreement that prohibits him from working for certain competitors of the Company, soliciting business from the Company’s customers, attempting to hire the Company’s employees, and disclosing the Company’s confidential information for three years following separation. He must also agree to release any claims against the Company and will receive a release of claims by the Company against him. If Mr. Jones voluntarily leaves the Company for any reason, including retirement, under circumstances which do not amount to constructive termination, he will not be entitled to any benefit under the severance agreement.
Corporate Executive Committee Retention/ Separation Program. The Company has also adopted, with the Management Development and Compensation Committee’s approval, a retention/separation program for other members of the Company’s Corporate Executive Committee (CEC) which, during 2005, included the four Executive Officers named in this Proxy Statement (in addition to Mr. Jones). These CEC members will become entitled to the program benefits following termination of employment on a date approved by the chief executive officer (the “employment termination date”). Once the employment termination date is set, the CEC member must continue to perform the duties typically related to his position (or such other position as the chief executive officer reasonably requests) and assist in the identification, recruitment, and/or transitioning of his successor. The CEC member must also sign a general release of claims against the Company and a two-year noncompetition agreement. If all these requirements are met, the executive will receive a cash severance payment of one times annual base salary and target bonus, a pro-rata bonus for the year of termination and a transition stipend; and his or her options which have been outstanding for more than one year will continue.
Under Mr. Jones’s agreement and the CEC program, outstanding stock awards other than options will be paid following the later of six months after the employment termination date and the end of any post-termination performance period. Also, if the executive dies or becomes disabled after the employment termination date has been set and does not retire before the employment termination date, severance payments and other benefits will nevertheless be due to the executive or to his or her estate or beneficiary.
Change in Control Arrangements
To retain the leadership team and provide for continuity of management in the event of any actual or threatened change in control of the Company, the Company has entered individual severance agreements which provide explicit contractual protection for Executive Officers including, in 2005, Mr. Jones, Mr. Brown, Mr. Bye, Mr. Huck, and Mr. McGlade. Individuals receive no payments or benefits under the agreements unless their employment ends during the three-year period following a change in control.
For this purpose, a change in control means a 20% stock acquisition by a person not controlled by the Company, a change in the Board majority during any two year period unless approved by two-thirds of those who were directors at the beginning of the period, or other events determined to constitute a change in control by a majority of nonemployee directors in office when the event occurs.
The severance agreements give each executive specific rights and certain benefits if, within three years after a change in control, his or her employment is terminated by the Company without “cause” (as defined) or he or she terminates employment for “good reason” (as defined). In such circumstances the executive would be entitled to:

•	a cash payment equal to three times the sum of his or her annual base salary, the value for the most recent fiscal year of the Company’s matching contribution and/or accrual on his or her behalf under the qualified 401(k) and nonqualified savings plans, and his or her target bonus under the annual bonus plan;

•	a cash payment equal to the actuarial equivalent of the pension benefits he or she would have been entitled to receive under the Company’s pension plans had he or she accumulated three(1) additional years of credited service after termination, plus the early retirement subsidy on the entire benefit if he or she is not eligible for early retirement as of the date of termination; and

•	continuation of medical, dental, and life insurance benefits for a period of up to three years, and provision of outplacement services, financial counseling benefits, and legal fees.
If any payment, distribution, or acceleration of benefits, compensation, or rights that is made by the Company to the executive under the severance agreement or otherwise results in a liability for the excise tax imposed by Section 4999 of the U.S. Internal Revenue Code, the Company will pay an amount equal to such excise tax. Also, each severance agreement provides for indemnification of the executive if he or she becomes involved in litigation because he or she is a party to the agreement.

(1)	Subject to appropriate reduction in cases where an executive would reach age sixty-five within three years from the date of a change in control.

In addition to these agreements, certain components of our executive compensation program are activated upon a change in control without regard to whether the individual’s employment ends. Specifically, incentive plan provisions automatically accelerate payment of deferred bonuses, vest and provide a cash out opportunity for stock options, vest and pay out all deferred stock units in cash and cause restrictions on restricted stock to lapse. Also, the Company has established grantor trusts, the terms of which call for cash funding upon a change in control to pay benefits to employees under unfunded nonqualified retirement plans and to cash out vested deferred stock units owed to employees and nonemployee directors. The trusts are secured by an agreement to contribute Company stock.

INFORMATION ABOUT STOCK PERFORMANCE AND OWNERSHIP
________________________________________________________________________________

Comparison of Five-Year Cumulative Shareholder Return
Air Products, S&P 500, Dow Jones Specialty Chemicals, and
Dow Jones Commodity Chemicals Indices
Comparative Growth of a $100 Investment
(Assumes Reinvestment of All Dividends)

	Sep 00	Sep 01	Sep 02	Sep 03	Sep 04	Sep 05

Air Products	$100	$109	$121	$133	$163	$169

S&P 500	$100	$73	$58	$73	$83	$93

DJ Specialty Chemicals	$100	$109	$117	$128	$164	$173

DJ Chemicals Composite	$100	$108	$109	$124	$157	$160

Air Products was included in the Dow Jones Specialty Chemicals Index on 30 September 2004. In December 2004, however, Dow Jones reconstructed its indices and placed Air Products in its Commodity Chemicals Index. The Chemicals Composite Index shown includes both the Specialty and Commodity indices.

Persons Owning More than 5% of Air Products Stock
as of September 30, 2005

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership	Percent of Class

AXA(1)	16,409,844	6.8%
25 Avenue Matignon
75008 Paris, France
State Farm Mutual Automobile Insurance Company(2)	15,530,032	6.4%
(“State Farm”)
One State Farm Plaza
Bloomington, IL 61710
State Street Bank and Trust Company (“State Street”)(3)	13,509,307	5.6%
P.O. Box 1389
Boston, MA 02104

(1)	In the aggregate, AXA has sole voting power over 13,881,777 shares, shared voting power over 604,510 shares and defined investment discretion over 16,409,844 shares.

(2)	In the aggregate, State Farm has sole voting and investment power over 15,444,200 shares.

(3)	State Street holds 7,164,282 shares in trust as Trustee of the Company’s Retirement Savings Plan (the “RSP”), which is 2.9% of outstanding shares. The RSP trust agreement provides, in general, that the Trustee will vote, tender, and exchange RSP shares as voting RSP participants direct. State Street holds the remainder of the shares in trust as trustee or discretionary advisor for various collective investment funds for employee benefit plan and other index accounts. In the aggregate, State Street has sole voting power over 6,556,296 shares, shared voting power over 6,935,011 shares, and shared investment power over 13,509,307 shares.

Air Products Stock Beneficially Owned by Officers and Directors
The table below shows the number of shares of common stock beneficially owned as of November 1, 2005 by each member of the Board and each Named Executive Officer, as well as the number of shares owned by the directors and all Executive Officers as a group. None of the directors or Named Executive own one percent or more of the Company’s common stock.

			Deferred
	Common		Stock
Name of Beneficial Owner	Stock(1)(2)(3)	Stock Options(4)	Units(5)	Total

Mario L. Baeza	0	12,000	8,979	20,979
W. Douglas Brown	15,344	344,998	17,374	377,716
Mark L. Bye	27,139	228,332	10,174	265,645
William L. Davis, III	1,000	0	1,191	2,191
Michael J. Donahue	500	8,000	10,053	18,553
Ursula O. Fairbairn	0	14,000	16,475	30,475
W. Douglas Ford	0	4,000	4,871	8,871
Edward E. Hagenlocker	0	18,000	17,027	35,027
James F. Hardymon	0	16,000	10,846	26,846
Paul E. Huck	26,684	174,665	15,934	217,283
John P. Jones III	131,131	1,664,998	62,080	1,858,209
John E. McGlade	30,032	247,532	10,199	287,763
Margaret G. McGlynn	0	0	1,313	1,313
Terrence Murray	0	6,000	5,543	11,543
Charles H. Noski	400	0	1,533	1,933
Lawrence S. Smith	7,000	2,000	3,436	12,436
Lawrason D. Thomas	1,500	18,000	21,741	41,241
Directors and Executive Officers as a group (19 persons)(6)	267,465	3,205,056	241,279	3,713,800

(1)	Certain Executive Officers hold restricted shares which we include in this column. The Officer may vote the restricted shares, but may not sell or transfer them until his termination of employment due to death, disability, or retirement. The restricted shares are forfeitable if the Officer’s employment terminates other than due to death, disability, or retirement or for any reason less than one year from the date of grant in the case of shares granted in fiscal year 2005 or less than two years after the date of grant for shares granted in fiscal year 2004. The individuals in the table hold the following number of restricted shares:

Name	Shares

Jones	68,000
Bye	19,000
McGlade	19,000
Brown	14,000
Huck	10,500
All Executive Officers	151,000

(2)	Includes share units held by Executive Officers in the Company’s qualified 401(k) plan. Participants have voting rights with respect to such units and can generally redirect their plan investments.

(3)	Shares reported include the following shares owned jointly by the indicated officer and his spouse: Mr. Brown, 28 shares and Mr. Jones, 57,038 shares. Shares reported also include shares held by, or for the benefit of, members of the immediate families or other relatives of certain of the indicated officers: Mr. Brown, 660 shares; Mr. Huck, 10,230 shares; and Mr. McGlade, 116 shares. The indicated officers disclaim ownership of such shares.

(4)	The directors and officers have the right to acquire this number of shares within 60 days by exercising outstanding options granted under the Company’s long-term incentive plan.

(5)	This column shows deferred stock units which have been awarded, earned out, or purchased. Deferred stock units entitle the holder to receive one share of Company stock upon payout which generally occurs after the director’s or officer’s service to the Company ends. Deferred stock units accrue dividend equivalents, but do not have voting rights. Certain deferred stock units held by officers are subject to forfeiture if employment ends before death, disability or retirement, or for engaging in specified activities such as competing with the Company.

(6)	Not counting their deferred stock units, our directors, nominees, and Executive Officers as a group beneficially own just over 1.4% of our outstanding shares.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and Executive Officers to file reports of holdings and transactions in Company stock and related securities with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and other information, we believe that in 2005 all of our directors and Executive Officers met all applicable Section 16(a) filing requirements with the exception of Form 4s reflecting the following events which were filed late due to administrative oversight: earnout of Performance Shares on November 18, 2004 for all Executive Officers and a Retirement Savings Plan transaction made by Mr. Brown on August 3, 2005.
Equity Compensation Plan Information
The following table provides information as of 30 September 2005, about Company stock that may be issued upon the exercise of options, warrants, and rights granted to employees or members of the Board of Directors under the Company’s existing equity compensation plans, including plans approved by shareholders and plans that have not been approved by shareholders in reliance on the New York Stock Exchange’s former treasury stock exception or other applicable exception to the Exchange’s listing requirements.

				Number of securities
				remaining available for
				future issuance under
	Number of securities to		Weighted-average	equity compensation
	be issued upon exercise		exercise price of	plans (excluding
	of outstanding options,		outstanding options,	securities reflected in
Plan Category	warrants, and rights		warrants, and rights	column (a))

Equity compensation plans approved by security holders	21,565,316	(1)	$40.50	4,294,887	(2)
Equity compensation plans not approved by security holders	3,620,280	(3)	$37.17
Total	25,185,596		$40.02	4,294,887

(1)	Represents Long-Term Incentive Plan outstanding stock options and deferred stock units that have been granted. “Performance Share” awards that have not been earned are counted at the maximum potential award level. The deferred stock units entitle the recipient to one share of Company common stock upon vesting, which is conditioned on continued employment during the deferral period and may also be conditioned on earn out against certain performance targets. The deferral period generally ends after death, disability, or retirement; however, for a portion of the performance-based deferred stock units, the deferral period ends two years after the performance period, or, if earlier, after death, disability, or retirement.

(2)	Represents authorized shares that were available for future grants as of 30 September 2005. These shares may be used for options, deferred stock units, restricted stock, and other stock-based awards to officers, directors, and key employees. Full value awards such as restricted stock are limited to 20% of cumulative awards.

(3)	Represents outstanding options under Global Employee Stock Awards (1,406,421), the Stock Incentive Plan (1,614,640), the Stock Option Plan for Directors (76,000), and the U.K. Savings- Related Share Option Schemes (356,107). This number also includes deferred stock units under the Deferred Compensation Plan for Directors (82,635), the Annual Incentive Plan (38,068), and the Supplementary Savings Plan (46,409). Deferred stock units issued under these plans are purchased for the fair market value of the underlying shares of stock with eligible deferred compensation, except for that portion of directors’ annual fees that are paid in deferred stock units.
The following equity compensation plans or programs were not approved by shareholders. All of these plans have either been discontinued or do not require shareholder approval because participants forego current compensation equal to the full market value of any share units credited under the plans.
Global Employee Stock Option Awards and Stock Incentive Program — No further awards will be made under these programs. All stock options under these programs were granted at fair market value on the date of grant, first became exercisable three years after grant, and terminate ten years after the date of grant or upon the holder’s earlier termination of employment for reasons other than retirement, disability, death, or involuntary termination due to Company action necessitated by business conditions.
Stock Option Plan for Directors — No further awards will be made under this plan. All stock options under this plan were granted at fair market value on the date of grant. The options became exercisable six months after grant and remain exercisable for nine and one-half years unless the director resigns from our Board after serving for less than six years (other than because of disability or death). This plan is no longer offered. Stock options may now be granted to directors under the Long-Term Incentive Plan; however, the compensation program for nonemployee directors adopted in September 2005 does not provide stock options.
The Air Products PLC U.K. Savings-Related Share Option Scheme and the Air Products Group Limited U.K. Savings-Related Share Option Scheme (together, the “U.K. Plan”) are employee benefit plans for employees of Air Products PLC (and certain of its U.K. subsidiaries) and Air Products Group Limited (and certain of its U.K. subsidiaries), respectively (together, the “U.K. Companies”). No further options will be offered under the U.K. Plan. Employees participate in the U.K. Plan by having elected to do so during a brief invitation period. An employee who elected to participate chose a five- or seven-year option period and has amounts of salary automatically withheld and contributed to a savings account at a bank not affiliated with the Company. At the end of the five-year savings period, a tax-free bonus is added to the employee’s account. An employee who elected a seven-year option and retains his savings account for seven years receives a further bonus at the end of the seventh year. At the end of the option period, the participant may use his savings to purchase shares of Company stock at the fixed option price or receive in cash the amount of his savings and bonus(es). His election must be made within six months of the close of the option period. The option price is an amount determined by the directors of the U.K. Company on the date the option is granted, which may not be less than 90 percent of Market Value (as defined in the U.K. Plan) on the date of grant.
Deferred Compensation Plan for Directors — This plan is no longer offered. Our compensation program for nonemployee directors provides that one-half of each director’s quarterly retainer is paid in deferred stock units. Directors have the opportunity to purchase more deferred stock units with up to all of the rest of their retainers and meeting fees. New directors and directors continuing in office after our annual meetings are awarded an annual grant of deferred stock units. Each deferred stock unit entitles the director to one share of Company stock when paid out. Deferred stock units also accrue dividend equivalents which are equal to the dividends that would have been paid on a share of stock during the period the units are outstanding. Accumulated dividend equivalents are converted to deferred stock units on a quarterly basis. Deferred stock units are now provided to directors under the Long-Term Incentive Plan.
The Annual Incentive Plan is the annual cash bonus plan for executives and key salaried employees of the Company and its subsidiaries. The Plan is administered by the Management Development and Compensation Committee of the Board of Directors (the “Compensation Committee”). All or a portion of bonuses granted to a participant may be deferred at the election of the participant or at the discretion of the Compensation Committee (“deferred bonus”). Because participants forego current bonus to “purchase” deferred stock units for full value under the Plan, it is not required to be approved by shareholders under the NYSE listing standards.
The dollar amount of deferred bonus granted to a participant is initially credited to an unfunded account that earns interest credits. Participants with deferred bonus are periodically permitted, while employed by the Company, to irrevocably convert all or a portion of their accounts to an account deemed to be invested in Company stock. Upon conversion, the Company stock account is credited with deferred stock units based on the fair market value of a share of Company stock on the date of crediting. Dividend equivalents corresponding to the number of units are credited quarterly to the interest-bearing account. Deferred stock units generally are paid after termination of employment in shares of Company stock.
The Company’s Supplementary Savings Plan is an unfunded employee retirement benefit plan available to certain of the Company’s U.S.-based management and other highly compensated employees (and those of its subsidiaries) whose participation in the Company’s Retirement Savings Plan (the “RSP”) is limited by federal tax laws. Because participants forego current compensation to “purchase” deferred stock units for full value under the Plan, it is not required to be approved by shareholders under the NYSE listing standards. Participants may defer a portion of base salary which cannot be contributed to the RSP because of tax limitations (“Elective Deferrals”) and earn matching contributions from the Company they would have received if their Elective Deferrals had been contributed to the RSP (“Matching Credits”). The dollar amount of Elective Deferrals and Matching Credits is initially credited to an unfunded account, which earns interest credits. Participants are periodically permitted while employed by the Company to irrevocably convert all or a portion of their interest bearing account to deferred stock units in a Company stock account. Conversion and crediting of earnings to, and payments from, the Company stock account is the same as described above as to deferred bonuses under the Annual Incentive Plan.

Driving Directions to Cedar Crest College
Cedar Crest College is easily accessible via Route 22, Interstate 78, Route 309, and the Northeast Extension (I-476 N, formerly PA Route 9) of the Pennsylvania Turnpike. The campus is one hour from Philadelphia and less than two hours from New York City.
From around the Lehigh Valley, take Route 22 to the Cedar Crest Boulevard exit. Turn left onto Cedar Crest Boulevard and travel through four traffic lights. Turn left onto the campus.
From the Pennsylvania Turnpike, take the Northeast Extension (I-476 formerly PA Route 9) to Exit 56 (formerly Exit 33 Lehigh Valley). Follow Route 22 East to Cedar Crest Boulevard. Turn left onto Cedar Crest Boulevard and travel through four traffic lights. Turn left onto the campus.
From Route 309 and Interstate 78 (309 and 78 merge together), follow 309/78 to Cedar Crest Boulevard. Exit #55. If traveling 309 S/78 E, turn left onto Cedar Crest Boulevard and travel through five traffic lights. Turn right onto the campus. If traveling 309 N/78 W, turn right onto Cedar Crest Boulevard and travel through four traffic lights. Turn right onto the campus.

APPENDIX
AIR PRODUCTS AND CHEMICALS, INC.
LONG-TERM INCENTIVE PLAN
As Amended and Restated
Effective January 26, 2006

1. Purposes of the Plan
     The purposes of this Plan are: (i) to provide long-term incentives and rewards to nonemployee directors (“Eligible Directors”) and to those executives or other key employees who are either in a position to contribute to the long-term success and growth of Air Products and Chemicals, Inc. (the “Company”) and Participating Subsidiaries, or who have high potential for assuming greater levels of responsibility or who have demonstrated their critical importance to the operation of their organizational unit; (ii) to assist the Company and Participating Subsidiaries in attracting and retaining directors, executives and other key employees with experience and ability; and (iii) to associate more closely the interests of such directors, executives and other key employees with those of the Company’s shareholders.
2. Administration of the Plan
     (a) Employee Awards. With regard to Plan Awards granted to employees (“Employee Awards”), the Plan shall be administered by the Management Development and Compensation Committee of the Company’s Board of Directors (the “Board”) or such other committee thereof consisting of such members (not less than three) of the Board as are appointed from time to time by the Board (the “Committee”), each of the members of which, at the time of any action under the Plan, shall be (i) a “non-employee director” as then defined under Rule 16b-3 under the Act (or meeting comparable requirements of any successor rule relating to exemption from Section 16(b) of the Act), (ii) an “outside director” as then defined under Code Section 162(m) and (iii) an “independent director” as then defined under the rules of the New York Stock Exchange (or meeting comparable requirements of any stock exchange on which the Company’s Common Stock may then be listed).
     (b) Director Awards. With regard to Plan Awards granted to Eligible Directors (“Director Awards”), the Plan shall be administered by the Board.
     (c) Powers of the Committee and Board. As used herein, the term “Administrator” shall mean the Committee with respect to Employee Awards and the Board with respect to Director Awards. The Administrator shall have all necessary powers to administer and interpret the Plan, including authority to adopt such rules, regulations, agreements, and instruments for the administration of the Plan as the Administrator deems necessary or advisable. The Administrator’s interpretations of the Plan and all action taken and determinations made by the Administrator pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any director or employee of the Company or any Subsidiary.
     (i) Powers of the Committee include exclusive authority (within the limitations described and except as otherwise provided in the Plan) to select the employees or determine classes of employees to be granted Awards under the Plan, to determine the aggregate amount, type, size, and terms of the Awards to be made to eligible employees, and to determine the time when Awards will be granted. The Committee may take into consideration recommendations from the appropriate officers of the Company and of each

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Participating Subsidiary with respect to making the foregoing determinations as to Plan awards, administration, and interpretation. Notwithstanding any other provision of the Plan to the contrary, the Committee may delegate to appropriate Company officers its authority to take all final action with respect to granting and administering Plan Awards granted to Participants who are at the time of such action not members of the Board or “officers” within the meaning of Rule 16a-1(f) of the Act, including without limitation selecting executives and key employees to whom such Awards will be granted; determining the amount of any such Awards to be made to such executives and key employees; and taking all action on behalf of the Company with respect to administering, vesting of, and paying such Awards; provided, however, that (i) all such Awards shall be granted within the limitations and subject to the terms and conditions required by the Plan and established by the Committee and subject to the Committee’s interpretations of the Plan (ii) the aggregate of such Awards granted under the Plan for or with respect to a given Fiscal Year shall not, when added to the Awards approved by the Committee for granting to individuals who are “officers” within the meaning of Rule 16a-1(f) of the Act for or with respect to the same Fiscal Year, exceed the total amount of Awards approved by the Committee for or with respect to such Fiscal Year; (iii) only the Committee may grant Awards of restricted or unrestricted shares; and (iv) any action with respect to such Awards taken because of or in connection with a Change in Control of the Company or as contemplated by Section 12 shall be taken by the Committee. With respect to matters so delegated, the term “Committee” as used herein shall mean the delegate.
     (ii) The Board has exclusive authority to determine the awards amount, type, size, and terms of to be provided to Eligible Directors under the Plan by resolution, including by adoption of programs specifying timing, amounts, terms, and conditions of Plan awards to be made annually or otherwise regularly without further action by it. The Corporate Governance and Nominating Committee shall recommend to the Board the type, size, timing, and terms of grants to Eligible Directors. Notwithstanding any provision of the Plan to the contrary, the Board may delegate to appropriate Company officers or to a Committee of the Board by its resolution, adoption of a Committee charter, or adoption of a written compensation program, authority to take all final action with respect to granting and administering Plan awards to Eligible Directors, including administering and taking all action on behalf of the Company with respect to vesting and payment of Awards. With respect to matters so delegated, the term “Board,” as used herein, shall mean the delegate.
3. Eligibility for Participation
     Participation in the Plan shall be limited to (i) Eligible Directors and (ii) executives or other key employees (including officers and directors who are also employees) of the Company and its Participating Subsidiaries selected on the basis of such criteria as the Committee may determine. As used herein, the term “employee” shall mean any person employed full time or part time by the Company or a Participating Subsidiary on a salaried basis, and the term “employment” shall mean full-time or part-time salaried employment by the Company or a Subsidiary.

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4. Shares of Stock Subject to the Plan
     The shares that may be subject to Awards granted under the Plan on or after January 26, 2006, (including Incentive Stock Options) shall not exceed in the aggregate 7,000,000 shares of common stock of the Company (“Common Stock”), plus the sum of (i) the number of shares previously authorized under the Plan but not then issued or subject to an outstanding Award, and (ii) the number of shares subject to Awards granted under the Plan prior to January 26, 2006 and then outstanding which are not delivered because the Award expires, is forfeited, or terminates unexercised or because payment under the Award is made in other than in shares. No more than 20% of the cumulative shares of Common Stock subject to Awards granted on or after October 1, 2001 may be used for restricted shares, deferred stock units or other Awards providing for the acquisition of the shares for a consideration less than the Fair Market Value of the shares as of the date of grant. Any share subject to a Plan Award which is not delivered because the Award expires, is forfeited, or terminates unexercised, or because payment under the Award is made in a form other than in Common Stock, shall not be considered as having been issued or delivered for purposes of the limitations under the preceding sentences and may again be subject to an award subsequently granted under the Plan; provided that, any stock appreciation right Award delivered in Common Stock shall be counted as use of a number of shares equal to the number of stock appreciation rights exercised, rather than the net shares delivered.
5. Awards
     Awards granted to employee Participants or Eligible Directors under the Plan may be of the following types: (i) stock options, (ii) restricted shares, (iii) deferred stock units, and/or (iv) other stock awards. Employee Participants may also be granted stock appreciation rights. Stock options are rights to purchase Common Stock from the Company at a price designated at the time of grant (“Stock Options”). Stock Options granted to employees may be either Nonstatutory Stock Options or Incentive Stock Options, both as described below. The Committee shall designate each Stock Option grant to an employee as being either a Nonstatutory Stock Option or an Incentive Stock Option. If the same employee receives both Nonstatutory Stock Options and Incentive Stock Options, each type shall be clearly identified and separately granted. Stock appreciation rights (“Stock Appreciation Rights”) are rights to receive cash and/or Common Stock equivalent in value to the “spread” between (a) the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is exercised and (b) the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right was granted. Restricted shares are shares of Common Stock awarded subject to restrictions and to possible forfeiture upon the occurrence of specified events (“Restricted Shares”). Deferred stock units are rights to receive at the end of a deferral period cash and/or Common Stock equivalent in value to one share of Common Stock for each unit (“Deferred Stock Units”). Other stock awards are awards in such form as the Board or Committee may determine that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock (“Other Stock Awards”).
     Nonstatutory Stock Options, Restricted Shares, Deferred Stock Units and Other Stock Awards, and, in the case of employee Participants, Incentive Stock Options and Stock

3

Appreciation Rights, may be granted to the same Participant as separate Awards at or for the same period of time under terms whereby the issuance of shares or payment under one Award has no effect on any other Award. Stock Appreciation Rights may be granted to an employee Participant in relation to (i.e., in “tandem” with) a previously or concurrently granted Stock Option under terms whereby the issuance of shares or payment under one Award reduces directly the number of shares, units, and/or rights remaining available under the related Award(s). Nonstatutory Stock Options may also be granted in tandem with other Plan Awards.
6. Stock Options
     (a) Director Stock Options
     All Stock Options granted to Eligible Directors under the Plan shall be Nonstatutory Stock Options. The purchase price per share of Common Stock covered by each such Stock Option shall be determined by the Board but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Stock Option.
     (b) Employee Stock Options
     Stock Options granted to eligible employees under the Plan may be either Incentive Stock Options or Nonstatutory Stock Options, as determined by the Committee at the time of grant. The Committee may grant Stock Options to eligible employees either alone or in conjunction with and related to Stock Appreciation Rights and may also grant Nonstatutory Stock Options in conjunction with and related to other Plan Awards. No Incentive Stock Option shall be granted under this Plan more than 10 years after the most recent date this Plan is adopted or approved by the shareholders of the Company.
     The purchase price per share of Common Stock covered by each Stock Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Stock Option. If an Incentive Stock Option is granted to an employee who, on the date of grant, owns stock possessing more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any affiliate, the purchase price per share under such Incentive Stock Option shall be at least 110% of the Fair Market Value of a share of Common Stock on the date of grant of such Incentive Stock Option, and such Incentive Stock Option shall not be exercisable after the expiration of five years from its date of grant.
     The Committee will determine, absolutely or by formula related to the Fair Market Value of a share of Common Stock, the number of shares of Common Stock to be subject to each Stock Option. In no event shall the number of shares subject to Stock Options (and any related Stock Appreciation Rights) granted to any Participant in any Fiscal Year exceed 1,000,000, subject to adjustment as provided in Section 12.
     The aggregate Fair Market Value, determined on the date of grant, of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant

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during any calendar year (under this Plan and all other plans of the Company and any predecessor, parent, subsidiary or affiliate) shall not exceed $100,000 (as such figure may be adjusted under Code Section 422(d)). If the aggregate Fair Market Value, determined on the date of grant, of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan and all other plans of the Company and any predecessor, parent, subsidiary, or affiliate) exceeds the limitation described in the preceding sentence, that portion of the Incentive Stock Option that does not exceed the applicable dollar limit shall be an Incentive Stock Option and the remainder shall be a Nonqualified Stock Option, and in all other respects the terms of the original Award agreement shall remain in full force and effect. If the limitation of this paragraph is exceeded, the determination of which Stock Options shall be Incentive Stock Options and which Stock Options shall be Nonqualified Stock Options shall be made in accordance with the ordering rules prescribed in the Code. For the avoidance of doubt, the exercise date of Incentive Stock Options may be accelerated as provided for in Section 11, in which case the provisions regarding the $100,000 limitation and the resulting treatment if that limit is exceeded, as described above, shall apply.
     (c) Terms Applicable to all Stock Options.
     Except as otherwise determined by the Administrator and reflected in the applicable Award agreement or an amendment thereto, Stock Options shall be granted on the following additional terms and conditions (and such other terms and conditions that the Administrator may establish which are consistent with the Plan and applicable law):
     (i) Term and Exercise Dates. The Administrator shall fix the term during which each Stock Option may be exercised, but no Stock Option shall be exercisable after the tenth anniversary of its date of grant plus one day. No employee Stock Option shall be exercisable prior to one year from its date of grant, except as otherwise provided in Section 11. Except as otherwise provided in Section 11, each employee Stock Option shall become exercisable in installments: one-third of the shares subject to such Stock Option may be purchased commencing on the first, second and third one year anniversaries of the date of grant. Each Eligible Director Stock Option shall be exercisable commencing six months from the date of grant.
Notwithstanding any other provision of the Plan, the Committee may determine with respect to an Employee Award that the date on which any outstanding Stock Option or any portion thereof is exercisable shall be advanced to an earlier date or dates designated by the Committee in accordance with such terms and subject to such conditions, if any, as the Committee shall specify; provided, however, that any such earlier date shall not be prior to one year from the date of grant of such Stock Option, except as otherwise provided in Section 11.
     (ii) Exercise. A Participant wishing to exercise his or her Stock Option in whole or in part shall give written notice of such exercise to the Company, accompanied by full payment of the purchase price. The date of receipt of such notice (including by facsimile

5

transmission) and payment shall be the “Exercise Date” for such Stock Option or portion thereof; provided, however, that if the Participant engages in a simultaneous Stock Option exercise and sale of shares of Common Stock, the Exercise Date shall be the date of sale of the shares purchased by exercising such Stock Option. No partial exercise of a Stock Option may be for less than 100 shares of Common Stock.
     (iii) Payment. The purchase price of shares purchased upon exercise of any Option shall be paid in full in cash at the time of exercise of the Stock Option, except that the Administrator, in its sole discretion, and on such terms and conditions as it may specify, may approve payment by the exchange of shares of Common Stock having a Fair Market Value on the Exercise Date equal to the purchase price of such shares or by a combination of cash and Common Stock having a Fair Market Value on the Exercise Date equal to the portion of such purchase price not paid in cash; provided, however, that except as the Administrator shall otherwise determine, any such shares submitted in the exchange must have been beneficially owned by the Participant for a certain period prior to the Exercise Date, the duration of such period to be determined by the Administrator but in no event to be less than six months. Subject to any administrative rules from time to time adopted by the Administrator for administering Stock Option exercises, payment of the exercise price of the Stock Option will be permitted through the delivery (including by facsimile transmission) of an irrevocable exercise notice coupled with irrevocable instructions to a designated broker to simultaneously sell the underlying shares of Common Stock and deliver to the Company on the settlement date the portion of the proceeds representing the exercise price (and any taxes to be withheld).
(iv) Termination of Employment or Death.
     (A) Except as otherwise provided by the Committee in the applicable Stock Option agreement or amendment thereto, in the event an employee Participant ceases to be employed due to Retirement, Disability, or death, his or her Stock Options shall continue to be or become exercisable following such cessation of employment as if the Participant had continued to be an active employee and such Stock Options may be exercised by the Participant or, in the event of death, his or her Designated Beneficiary on the same terms and conditions as would have applied to such Participant had such Participant continued to be an active employee; provided that, Stock Options whose date of grant is less than one year from the date of such cessation of employment shall be forfeited.
     (B) Except as provided in clause (A) of this Section 6(c)(iv), if, prior to the expiration or cancellation of any Stock Option, an employee Participant ceases to be employed by the Company or a Subsidiary, any unexercised portion of his or her outstanding Stock Option shall automatically terminate unless the Committee, in its sole discretion, shall determine otherwise, and except that when the Participant’s employment has ceased due to a leave of absence or involuntary termination due to position elimination, such Participant’s Stock Option shall be

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treated in accordance with guidelines for such situations established by the Committee.
     (C) In the event an Eligible Director ceases to be a director due to Retirement, Disability, or death, his or her Stock Options shall continue to be or become exercisable as if the Eligible Director had continued to be a director and such stock options may be exercised by the director or, in the event of death, his or her Designated Beneficiary on the same terms and conditions as would have applied to such director had such eligible director continued to serve on the Board. Except as otherwise provided by the Board in the applicable Award agreement or amendment thereto, in the event an Eligible Director ceases to be a director other than due to Retirement, Disability, or death, his or her Stock Options shall become exercisable in accordance with their terms and be exercisable until two years following the Director’s last day of service.
     (D) No provision of this Section 6(c)(iv) shall be deemed to permit the exercise of any Stock Option after the expiration of the normal stated term of such Stock Option.
7. Stock Appreciation Rights
     The Committee may grant Stock Appreciation Rights to employees either alone or in conjunction with and related to previously or concurrently granted Stock Options and/or other Plan Awards. Except as otherwise determined by the Committee and reflected in the applicable Stock Appreciation Rights agreement or an amendment thereto, all Stock Appreciation Rights shall be granted on the following terms and conditions (and such other terms and conditions that the Committee may establish which are consistent with the Plan and applicable law):
     (a) Number of Rights. The Committee shall determine, absolutely or by formula related to the Fair Market Value of a share of Common Stock, the number of Stock Appreciation Rights which shall be granted. As to any Stock Appreciation Rights granted in tandem with a Stock Option, such number shall not be greater than the number of shares which are then subject to the related Stock Option, and the number of such Stock Appreciation Rights will be reduced on a one-for-one basis to the extent that shares under the related Stock Option are purchased. In no event shall the number of Stock Appreciation Rights granted to any Participant in any Fiscal Year (excluding Stock Appreciation Rights granted in tandem with a Stock Option, which shall be subject to the limitation in Section 6(b)), exceed 1,000,000, subject to adjustment as provided in Section 12.
     (b) Exercise. Stock Appreciation Rights shall entitle the Participant to receive upon exercise, without any payment to the Company, an amount of cash and/or a number of shares determined and payable as provided in Section 7(c). Except as otherwise determined by the Committee and reflected in the applicable Award agreement or amendment thereto, Stock Appreciation Rights shall be exercisable to the extent and upon the same conditions that Stock Options are exercisable under Section 6(c). A Participant wishing to exercise Stock Appreciation

7

Rights shall give written notice of such exercise to the Company. The date of receipt of such notice shall be the “Exercise Date” for such Stock Appreciation Rights. Promptly after the Exercise Date the Company shall pay and/or deliver to the Participant the cash and/or shares to which he or she is entitled.
     (c) Amount of Cash and/or Number of Shares. Except as otherwise provided in Section 11, the amount of the payment to be made upon exercise of Stock Appreciation Rights shall be determined by multiplying (i) that portion of the total number of shares as to which the Participant exercises the Stock Appreciation Rights award as of the Stock Appreciation Right Exercise Date, by (ii) 100% of the amount by which the Fair Market Value of a share of Common Stock on the Exercise Date exceeds the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights were granted. The Committee may make payment in cash or partly in cash and partly in Common Stock, all as determined by the Committee in its sole discretion. To the extent that payment is made in Common Stock, the number of shares to be paid shall be determined by dividing the amount of such payment by the Fair Market Value of a share of Common Stock on the Exercise Date. No fractional shares shall be issued, but instead the Participant shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value on the Exercise Date.
     (d) Termination of Employment or Death. Except as otherwise provided by the Committee in the applicable Award agreement or amendment thereto, in the event that a recipient of Stock Appreciation Rights ceases to be employed by the Company or a Subsidiary by reason of Retirement, Disability or death, his or her Stock Appreciation Rights shall continue to be or become exercisable following such termination of employment to the extent and upon the same conditions that a Stock Option is exercisable under Section 6(c)(iv). In the event a recipient of Stock Appreciation Rights ceases to be employed by the Company or a Subsidiary for a reason other than Retirement, Disability or death, his or her Stock Appreciation Rights shall automatically terminate unless and to the extent the Committee, in its sole discretion, shall determine otherwise.
8. Restricted Shares
     The Administrator may grant Restricted Share awards to Participants on the following terms and conditions (and/or such other conditions as are consistent with the Plan and applicable law):
     (a) Restrictions. Restricted Shares shall be granted subject to such restrictions on the full enjoyment of the Shares as the Administrator shall specify; which restrictions may be based on the passage of time, satisfaction of performance criteria, or the occurrence of one or more events; and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Administrator shall specify. Except for limited circumstances determined by the Administrator, including but not limited to special recruitment or retention awards, death, Disability, or Retirement, Restricted Shares shall have a restriction period of not less than three years; provided that, Restricted Shares shall have a minimum restriction period of one year if lapse of the restriction is based on performance criteria. In no event shall the number

8

of Restricted Shares granted to any Participant in any Fiscal Year exceed 100,000, subject to adjustment as provided in Section 12.
     (b) Dividends; Voting. While any restriction applies to any Participant’s Restricted Shares, (i) unless the Administrator provides otherwise, the Participant shall receive the dividends paid on the Restricted Shares and shall not be required to return those dividends to the Company in the event of the forfeiture of the Restricted Shares, (ii) the Participant shall receive the proceeds of the Restricted Shares in any stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, which proceeds shall automatically and without need for any other action become Restricted Shares and be subject to all restrictions then existing as to the Participant’s Restricted Shares, and (iii) the Participant shall be entitled to vote the Restricted Shares.
     (c) Transfer of Restricted Shares. While any restriction applies to the Restricted Shares, the Participant shall not have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any shares of Restricted Shares or any interest therein.
     (d) Evidence of Share Ownership. The Restricted Shares will be book-entry shares only unless the Administrator decides to issue certificates to evidence shares of the Restricted Shares. Any stock certificate(s) representing the Restricted Shares that is so issued to a Participant shall bear an appropriate legend describing the restrictions to which the shares are subject.
9. Deferred Stock Units
     The Administrator, may grant Deferred Stock Units to Participants on the following terms and conditions (and/or such other terms and conditions that the Administrator may establish which are consistent with the Plan and applicable law):
     (a) Number, Value, and Manner of Payment of Deferred Stock Units. Each Deferred Stock Unit shall be equivalent in value to one share of Common Stock and, subject to satisfaction of any applicable performance conditions, shall entitle the Participant to receive from the Company at the end of the deferral period (the “Deferral Period”) applicable to such Unit the value at such time of each Unit. Except as otherwise determined by the Administrator, Deferred Stock Units shall be granted without payment of cash or other consideration to the Company but in consideration of services performed for or for the benefit of the Company or a Participating Subsidiary by such Participant. Deferred stock units may be conditioned on the satisfaction of performance conditions. Payment of the value of Deferred Stock Units may be made by the Company in shares of Common Stock, cash or both as determined by the Administrator. If paid in Common Stock, the Participant shall receive a number of shares of Common Stock equal to the number of matured or earned Deferred Stock Units, and if paid in cash, the Participant shall receive for each matured Deferred Stock Unit an amount equal to the Fair Market Value of a share of Common Stock on the last day of the applicable Deferral Period (except as otherwise provided in Section 11). Upon payment in respect of a Deferred Stock Unit, such Unit shall be

9

canceled. In no event shall the number of Deferred Stock Units granted to any Participant in any Fiscal Year exceed 100,000, subject to adjustment as provided in Section 12.
     (b) Deferral Period. Except as otherwise provided in Section 9(c), payments in respect of Deferred Stock Units shall be made only at the end of the Deferral Period applicable to such Units, the duration of which Deferral Period shall be fixed by the Administrator at the time of grant of such Deferred Stock Units. Except for limited circumstances determined by the Committee, including but not limited to, special recruitment or retention awards, death, Disability or Retirement, Deferral Periods for employee Participants shall not be less than three years; provided that, Deferral Periods may be less than three years but not less than one year if payment is conditioned on satisfaction of performance criteria. Except as determined by the Board, Deferral Periods for director participants shall end upon cessation of service as a director.
     (c) Termination of Service or Death. Unless otherwise determined by the Administrator:
     (i) in the case of Deferred Stock Units granted to employee Participants:
     (A) If during a Deferral Period a Participant’s employment with the Company or a Subsidiary is terminated for any reason other than Retirement, Disability or death, such Participant shall forfeit his or her Deferred Stock Units which would have matured or been earned at the end of such Deferral Period, unless the Committee determines in its discretion that such Deferred Stock Units should be paid at the end of such Deferral Period or, notwithstanding any other provision of the Plan, on some accelerated basis; and
     (B) Unless otherwise specified by the Committee in the applicable Deferred Stock Units agreement, in the event a Participant’s employment with the Company or a Subsidiary terminates during a Deferral Period due to Retirement, Disability, or death, such Participant, or his or her Designated Beneficiary in the event of death, shall receive payment in respect of such Participant’s Deferred Stock Units which would have matured or been earned at the end of such Deferral Period, at such time and in such manner as if the Participant were still employed at the end of the Deferral Period or, notwithstanding any other provision of the Plan, on such accelerated basis as the Committee may determine.
     (ii) Deferred Stock Units granted to Eligible Directors shall not be forfeited upon termination of service as a director.
     (d) Time of Payment of Deferred Stock Units. Payment of Deferred Stock Units shall be made as soon as administratively feasible after such Awards become payable, but in no event shall payment be after the later of (1) the date that is 2 1/2 months after the close of the Participant’s first taxable year in which the Deferred Stock Units become payable, or (2) the date that is 2 1/2 months after the close of the Company’s fiscal year in which the Deferred Stock Units become payable.

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     (e) Dividends. No cash dividends or equivalent amounts shall be paid on outstanding Deferred Stock Units. However, the Administrator may specify that an Award will earn “Dividend Equivalents,” i.e., an additional amount equal to the cash dividends, if any, which would have been paid during the period since the Award was granted with respect to issued and outstanding shares of Common Stock equal in number to the number of Deferred Stock Units being paid. The Administrator may also specify that any Dividend Equivalents will be paid in cash or shares of Common Stock at the time payment in respect of the Deferred Stock Units is made and/or that Dividend Equivalents shall be deemed to be reinvested in Common Stock. Dividend Equivalents which are deemed reinvested shall be converted into additional Deferred Stock Units and payment of the value of the Award shall include the value of such additional Units. No interest shall be paid on a Dividend Equivalent or any part thereof.
     (f) Director’s Elective Deferral of Fees. Eligible Directors may, under such terms as may be determined by the Board, elect to defer compensation otherwise payable to them and to receive such deferred compensation in the form of Deferred Stock Units.
10. Other Stock Awards
     The Administrator shall have the authority in its discretion to grant to eligible Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock as deemed by the Administrator to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares awarded without restrictions or conditions, or securities or other rights convertible or exchangeable into shares of Common Stock. The Administrator shall determine the terms and conditions, if any, of any Other Stock Awards made under the Plan. In no event shall Other Stock Awards be granted to any Participant in any Fiscal Year with respect to more than 100,000 shares of Common Stock (i.e., have a value greater than the value of 100,000 shares of Common Stock), subject to adjustment as provided in Section 12.
11. Change in Control
     Following or in connection with the occurrence of a Change in Control, the following shall or may occur as specified below, notwithstanding any other provisions of this Plan to the contrary:
     (a) Acceleration and Exercisability of Stock Options and Stock Appreciation Rights; Amount of Cash and/or Number of Shares for Stock Appreciation Rights. All Stock Options and Stock Appreciation Rights shall become immediately exercisable in full for the period of their remaining terms automatically and without any action by the Administrator; provided, however, that the acceleration of the exercisability of any Stock Option or Stock Appreciation Right that has not been outstanding for a period of at least six months from its respective date of grant shall occur on the first day following the end of such six-month period. The amount of the payment to be made upon the exercise of a Stock Appreciation Right following a Change in Control shall be determined by multiplying (i) the number of Stock Appreciation Rights which the Participant exercises, by (ii) 100% of the amount by which

11

     (A) the greater of (1) the highest tender or exchange offer price paid or to be paid for Common Stock pursuant to the offer associated with the Change in Control (such price to be determined by the Administrator from such source or sources of information as it shall determine including, without limitation, the Schedule 13D or an amendment thereto filed by the offeror pursuant to Rule 13d-1 under the Act), or the price paid or to be paid for Common Stock under an agreement associated with the Change in Control, as the case may be, and (2) the highest Fair Market Value of a share of Common Stock on any day during the sixty-day period immediately preceding the Exercise Date of the Stock Appreciation Rights, exceeds
     (B) the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Rights.
     For purposes of determining the price paid or to be paid for Common Stock under clause (1) of paragraph (A) of the preceding formula, consideration other than cash forming part or all of the consideration for Common Stock paid or to be paid pursuant to the exchange offer or agreement associated with the Change in Control shall be valued at the higher of the valuation placed thereon by the Board of Directors or by the person making the offer or entering into the agreement with the Company.
     (b) Cash Surrender of Stock Options. All or certain outstanding Stock Options may, at the discretion of the Board or Committee, be required to be surrendered by the holder thereof for cancellation in exchange for a cash payment for each such Stock Option. In the absence of Administrator action requiring the surrender of Stock Options, each holder of Stock Options may elect to surrender all or certain of his or her outstanding Options which are then exercisable for cancellation in exchange for a cash payment for each such Stock Option. In any case, the cash payment received for each share subject to the Stock Option shall be 100% of the amount, if any, by which the amount described in paragraph (A) of Section 11(a) exceeds the Fair Market Value of a share of Common Stock on the date of grant of the Stock Option. Such payments shall be due and payable immediately upon surrender to the Committee for cancellation of appropriate Award agreements or other evidence in writing of the Participant’s relinquishment of his or her rights to such Award or at such earlier date as the Administrator shall determine (but in no event earlier than the occurrence of a Change in Control) and shall be valued as if the Exercise Date were the date of receipt of said materials or such earlier date as the Administrator shall determine.
     (c) Reduction in Accordance with Plan. The number of shares covered by Stock Options and Stock Appreciation Rights will be reduced on a one-for-one basis to the extent related Stock Options or Stock Appreciation Rights are exercised, or surrendered for cancellation in exchange for a cash payment, as the case may be, under this Section 11.
     (d) Lapse of Restrictions on Restricted Shares. Unless the applicable Award agreement or an amendment thereto shall otherwise provide, all restrictions applicable to an outstanding award of Restricted Shares shall lapse immediately upon the occurrence of such Change in Control regardless of the scheduled lapse of such restrictions.

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     (e) Accelerated Payment of Deferred Stock Units. Unless otherwise provided in the applicable Award agreement or an amendment thereto, all outstanding Deferred Stock Units ,together with any Dividend Equivalents for the period for which such Units have been outstanding, shall be paid in full notwithstanding that the Deferral Periods as to such Deferred Stock Units have not been completed. Such payment shall be in cash and shall be due and payable to Participants immediately upon the occurrence of a Change in Control in an amount in respect of each Deferred Stock Unit equal to the greater of (i) the highest tender or exchange offer price paid or to be paid for Common Stock pursuant to the offer associated with the Change in Control (such price to be determined by the Administrator from such source or sources of information as the Administrator shall determine including, without limitation, the Schedule 13D or an amendment thereto filed by the offeror pursuant to Rule 13d-l under the Act) or the price paid or to be paid for Common Stock under an agreement associated with the Change in Control, as the case may be, and (ii) the highest Fair Market Value of a share of Common Stock on any day during the sixty-day period immediately preceding the Change in Control. For purposes of determining the price paid or to be paid for Common Stock under clause (i) of the preceding sentence, consideration other than cash forming part or all of the consideration for Common Stock paid or to be paid pursuant to the exchange offer or agreement associated with the Change in Control shall be valued at the higher of the valuation placed thereon by the Board of Directors or by the person making the offer or entering into the agreement with the Company.
12. Dilution and Other Adjustments
     Notwithstanding any other provision of the Plan, in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, a rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate change, an equitable adjustment shall be made so as to preserve, without increasing or decreasing, the value of Plan Awards and authorizations, in (i) the maximum number or kind of shares issuable or awards which may be granted under the Plan, (ii) the amount payable upon exercise of Stock Appreciation Rights, (iii) the number or kind of shares or purchase price per share subject to outstanding Stock Options, (iv) the number or value, or kind of shares which may be issued in payment of outstanding Stock Appreciation Rights, (v) the value and attributes of Deferred Stock Units, (vi) the number or kind of shares subject to Restricted Share Awards, (vii) the maximum number, kind or value of any Plan awards which may be awarded or paid in general or to any one employee, (viii) the performance-based events or objectives applicable to any Plan awards, (ix) any other aspect or aspects of the Plan or outstanding Awards made thereunder as specified by the Administrator, or (x) any combination of the foregoing. Such adjustments shall be made as determined by the Administrator and shall be conclusive and binding for all purposes of the Plan.
13. Miscellaneous Provisions
     (a) No Shareholder Rights. Except as otherwise provided here, the holder of a Plan Award shall have no rights as a Company shareholder with respect thereto unless, and until the

13

date as of which, shares of Common Stock are issued upon exercise or payment in respect of such award.
     (b) Transferability. Except as the Administrator shall otherwise determine in connection with determining the terms of Awards to be granted or shall thereafter permit, no Award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her Designated Beneficiary or by will or the laws of descent and distribution, and, except as aforesaid, during the lifetime of the recipient, an Award shall be exercisable only by, or payable only to such recipient or his or her guardian or legal representative. In no event shall an Award be transferable for consideration.
     (c) Award Agreements. All Stock Options, Stock Appreciation Rights, Restricted Shares, Deferred Stock Units, and Other Stock Awards granted under the Plan shall be evidenced by agreements in such form and containing and/or incorporating such terms and conditions (not inconsistent with the Plan and applicable domestic and foreign law), in addition to those provided for herein, as the Administrator shall approve. More than one type of Award may be covered by the same agreement.
     (d) Securities Restrictions. No shares of Common Stock shall be issued, delivered or transferred upon exercise or in payment of any Award granted hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with to the satisfaction of the Administrator, and the Company, including, without limitation, compliance with the provisions of the Securities Act of 1933, the Act and the applicable requirements of the exchanges on which the Company’s Common Stock may, at the time, be listed. The Administrator and the Company shall have the right to condition any issuance of shares of Common Stock made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Administrator and/or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.
     (e) Taxes. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such cash awards. In the case of Awards to be distributed in Common Stock, the Company shall have the right to require, as a condition of such distribution, that the Participant or other person receiving such Common Stock either (i) pay to the Company at the time of distribution thereof the amount of any such taxes which the Company is required to withhold with respect to such Common Stock or (ii) make such other arrangements as the Company may authorize from time to time to provide for such withholding including without limitation having the number of the units of the award cancelled or the number of the shares of Common Stock to be distributed reduced by an amount with a value equal to the value of such taxes required to be withheld.
     (f) No Employment Right. No employee or director of the Company or a Subsidiary or other person shall have any claim or right to be granted an Award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be

14

retained in the employ of the Company or a Subsidiary or any director any right to continue as a director of the Company. All Company and Subsidiary employees who have or may receive Awards under this Plan are employed, except to the extent provided by law, at the will of the Company or such Subsidiary and in accord with all statutory provisions.
     (g) Stock to be Used. Distributions of shares of Common Stock upon exercise, in payment or in respect of Awards made under this Plan may be made either from shares of authorized but unissued Common Stock reserved for such purpose by the Board or from shares of authorized and issued Common Stock reacquired by the Company and held in its treasury, as from time to time determined by the Committee, the Board, or pursuant to delegations of authority from either. The obligation of the Company to make delivery of Awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.
     (h) Expenses of the Plan. The costs and expenses of administering this Plan shall be borne by the Company and not charged to any award or to any employee, director or Participant receiving an Award. However, the Company may charge the cost of any Awards that are made to employees of Participating Subsidiaries, including administrative costs and expenses related thereto, to the respective Participating Subsidiaries by which such persons are employed.
     (i) Plan Unfunded. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan and payment of awards shall be subordinate to the claims of the Company’s general creditors.
     (j) Section 409A of the Code.
     (i) If any provision of the Plan or an Award contravenes any regulations or Treasury guidance promulgated under Code Section 409A agreement or could cause an Award to be subject to the interest and penalties under Code Section 409A, such provision of the Plan or Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Code Section 409A. Moreover, any discretionary authority that the Administrator may have pursuant to the Plan shall not be applicable to an Award that is subject to Code Section 409A to the extent such discretionary authority will contravene Section 409A or the regulations or guidance promulgated thereunder.
     (ii) Notwithstanding any provisions of this Plan or any Award agreement granted hereunder to the contrary, no acceleration shall occur with respect to any Award (including awards granted prior to January 26, 2006) to the extent such acceleration would cause the Plan or an Award granted hereunder to fail to comply with Code Section 409A.
     (iii) Notwithstanding any provisions of this Plan or any applicable Award agreement to the contrary, no payment shall be made with respect to any Award granted under this Plan (including Awards granted prior to January 26, 2006) to a “specified

15

employee” (as such term is defined for purposes of Code Section 409A) prior to the six-month anniversary of the employee’s separation of service to the extent such six-month delay in payment is required to comply with Code Section 409A.
     (k) Governing Law. This Plan shall be governed by the laws of the Commonwealth of Pennsylvania and shall be construed for all purposes in accordance with the laws of said Commonwealth except as may be required by the General Corporation Law of Delaware or by applicable federal law.
14. Definitions
     In addition to the terms defined elsewhere herein, the following terms as used in this Plan shall have the following meanings:
     “Act” shall mean the Securities Exchange Act of 1934 as amended from time to time.
     “Award” shall mean a grant of incentive compensation under the Plan in the form of Stock Options, Restricted Shares, Deferred Stock Units, Stock Appreciation Rights or Other Stock Awards.
     “Change in Control” shall mean the first to occur of any one of the events described below:
     (i) Stock Acquisition. Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Act), other than the Company or a corporation, a majority of whose outstanding stock entitled to vote is owned, directly or indirectly, by the Company, or a trustee of an employee benefit plan or trust sponsored solely by the Company and/or such a corporation, is or becomes, other than by purchase from the Company or such a corporation, the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding voting securities. Such a Change in Control shall be deemed to have occurred on the first to occur of the date securities are first purchased by a tender or exchange offeror, the date on which the Company first learns of acquisition of 20% of such securities, or the later of the effective date of an agreement for the merger, consolidation or other reorganization of the Company or the date of approval thereof by a majority of the Company shareholders, as the case may be.
     (ii) Change in Board. During any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the election or nomination for election by the Company’s shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Such a Change in Control shall be deemed to

16

have occurred on the date upon which the requisite majority of directors fails to be elected by the shareholders of the Company.
     (iii) Other Events. Any other event or series of events which, notwithstanding any other provision of this definition, is determined, by a majority of the outside members of the Board serving in office at the time such event or events occur, to constitute a change in control of the Company for purposes of this Plan. Such a Change in Control shall be deemed to have occurred on the date of such determination or on such other date as such majority of outside members of the Board shall specify.
     (iv) Code Section 409A Limitation. Notwithstanding the foregoing or anything in the Plan to the contrary, with respect to an Award that is subject to Code Section 409A, no event shall constitute a Change in Control for purposes of the Plan unless such event also constitutes a “change in ownership”, “change in effective control”, or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A.
     “Code” shall mean the Internal Revenue Code of 1986, and regulations thereunder, as amended from time to time, or any successor thereto. References to particular Code sections shall include successor provisions.
     “Designated Beneficiary” shall mean the person or persons, if any, last designated as such by the Participant on a form filed by him or her with the Company in accordance with such procedures as the Administrator shall approve, or, if none, his or her estate.
     “Disability” shall mean permanent and total disability of an employee or director participating in the Plan as determined by the Administrator in accordance with uniform principles consistently applied, upon the basis of such evidence as the Administrator deems necessary and desirable. Notwithstanding the foregoing, with respect to an Award that is subject to Code Section 409A, no condition shall constitute a “Disability” for purposes of the Plan unless such condition also constitutes a disability as defined under Section 409A.
     “Fair Market Value” of a share of Common Stock of the Company on any date shall mean an amount equal to the mean of the high and low sale prices for such date on the New York Stock Exchange, as reported on the composite transaction tape, or on such other exchange as the Administrator may determine. If there are no such sale price quotations for the date as of which Fair Market Value is to be determined, the previous trading date prior to such date for which there are reported sales prices on the composite transaction tape. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which Fair Market Value is to be determined, then the Administrator shall in good faith determine the Fair Market Value of the Common Stock on such date. Notwithstanding the foregoing, Fair Market Value may be determined as of a date not more than two trading days prior to the date of grant or exercise in order to facilitate compliance with the reporting requirements under Section 16 of the Act.

17

     “Fiscal Year” shall mean the twelve-month period used as the annual accounting period by the Company and shall be designated according to the calendar year in which such period ends.
     "Incentive Stock Option” shall mean a Stock Option designated by the Committee as an Incentive Stock Option which is intended to comply with the requirements in Subsection (b) of Code Section 422 so as to be eligible for preferential income tax treatment.
     “Nonstatutory Stock Option” shall mean a Stock Option which is not eligible for preferential tax treatment under Code Section 421(a).
     “Participant” shall mean, as to any Award granted under this Plan and for so long as such Award is outstanding, the employee or director to whom such Award has been granted.
     “Participating Subsidiary” shall mean any Subsidiary designated by the Administrator to participate in this Plan which Subsidiary requests or accepts, by action of its board of directors or other appropriate authority, such designation.
“Retirement” shall mean
     (a) in the case of an employee Participant, separating from service with the Company or a Subsidiary, on or after a customary retirement age for the Participant’s location, with the right to begin receiving immediate pension benefits under the Company’s Pension Plan for Salaried Employees or under another pension plan sponsored or otherwise maintained by the Company or a Subsidiary for its employees, in either case as then in effect or, in the absence of such pension plan being applicable to any Participant, as determined by the Committee in its sole discretion; and
     (b) in the case of an Eligible Director, (i) resigning from serving as a director, failing to stand for re-election as a director or failing to be re-elected as a director after at least six (6) full years of service as a director of the Company. More than six (6) months’ service during any twelve (12) month period after a director’s first election by the shareholders to the Board shall be considered as a full year’s service for this purpose.
     “Subsidiary” shall mean any domestic or foreign corporation, partnership, association, joint stock company, trust or unincorporated organization “affiliated” with the Company, that is, directly or indirectly, through one or more intermediaries, “controlling”, “controlled by” or “under common control with”, the Company. “Control” for this purpose means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, contract or otherwise.
15. Amendments and Termination; Requisite Shareholder Approval
     The Board may at any time terminate or from time to time amend or suspend the Plan in whole or in part in such respects as the Board may deem advisable in order that Awards granted

18

thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that no amendment of the Plan shall be made without shareholder approval if shareholder approval of the amendment is at the time required by applicable law, or by the rules of the New York Stock Exchange or any stock exchange on which Common Stock may be listed.
     The Board shall have the power to amend the Plan in any manner contemplated by Section 12 or deemed necessary or advisable for Awards granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Act), to qualify as “performance-based” compensation under Code Section 162(m), or to comply with applicable law including Code Section 409A, and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Awards theretofore granted under the Plan notwithstanding any contrary provisions contained in any Award agreement. In the event of any such amendment to the Plan, the holder of any Award outstanding under the Plan shall, upon request of the Board and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Board to any Award agreement relating thereto within such reasonable time as the Board shall specify in such request.
     With the consent of the Participant affected, the Board may amend outstanding agreements evidencing Plan Awards in a manner not inconsistent with the terms of the Plan; provided that, no outstanding Stock Option (or Stock Appreciation Right) will have its exercise price reduced, or will be cancelled and replaced with a new Stock Option (or Stock Appreciation Right) with a lower exercise price where the economic effect would be the same as reducing the exercise price of the cancelled Stock Option (or Stock Appreciation Right) without shareholder approval. Notwithstanding anything contained in this Section 15 or in any other provision of the Plan, unless required by law, no action contemplated or permitted by this Section 15 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any award theretofore made under the Plan without the consent of the affected Participant.
16. Effective Date, Amendment and Restatement, and Term of the Plan
     (a) This Plan, previously denominated the “Air Products and Chemicals, Inc. 1990 Long-Term Incentive Plan,” became effective for the Fiscal Year commencing October 1, 1989 for awards to be made for the Fiscal Year commencing October 1, 1989 and for Fiscal Years thereafter and was continued in effect indefinitely until terminated, amended, or suspended as permitted by its terms, following approval by a majority of those present at the January 26, 1989 annual meeting of shareholders of the Company and entitled to vote thereon. Following approval by the holders of a majority of the shares of Common Stock of the Company present at the January 25, 1996 annual meeting of shareholders of the Company and entitled to vote thereon, the Plan was amended, restated, denominated the “Air Products and Chemicals, Inc. 1997 Long-Term Incentive Plan”, and continued in effect indefinitely for awards made for the Fiscal Year commencing October 1, 1996 and for Fiscal Years thereafter, until terminated, amended, or suspended as permitted by its terms. Following approval by the holders of a majority of the

19

shares of Common Stock of the Company present at the January 25, 2001 annual meeting of shareholders of the Company and entitled to vote thereon, the Plan was amended, restated, denominated the “Air Products and Chemicals, Inc. Long-Term Incentive Plan”, and continued in effect indefinitely for awards made for the Fiscal Year commencing October 1, 2001 and for Fiscal Years thereafter, until terminated, amended, or suspended as permitted by its terms. Following approval by the holders of a majority of the shares of Common Stock of the Company present at the January 23, 2003 Annual Meeting of Shareholders of the Company and entitled to vote thereon, the Plan was amended, restated, and continued in effect for awards made on or after January 23, 2003, until terminated, amended, or suspended as permitted under Section 15.
     (b) The Plan, as amended and restated herein, was adopted by the Board of Directors on November 17, 2005 subject to the approval by a majority of the shareholders present and entitled to vote thereon at the January 26, 2006 Annual Meeting of Shareholders of the Company and is continued in effect for Awards made on or after January 26, 2006, until terminated, amended, or suspended as permitted under Section 15; provided, however, that no Award shall be granted under the Plan on or after January 26, 2016.

20

ANNUAL MEETING OF SHAREHOLDERS OF

AIR PRODUCTS AND CHEMICALS, INC.

PROOF # 1
Internet
Re-Revised
January 26, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy voting direction form available when you call. Foreign calls use 1-718-921-8500
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â
■

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS: To elect the nominees listed below as directors for three-year terms.

NOMINEES:
☐	FOR ALL NOMINEES	¡	Mario L. Baeza
		¡	Edward E. Hagenlocker
☐	WITHHOLD AUTHORITY	¡	Terrence Murray
	FOR ALL NOMINEES	¡	Charles H. Noski

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. Ratification of appointment of KPMG LLP, as independent registered public accountants for fiscal year 2006.	☐	☐	☐

3.	AMENDMENTS TO THE LONG-TERM INCENTIVE PLAN. Approval of amendments to the Long-Term Incentive Plan.	☐	☐	☐

4.	APPROVE ANNUAL INCENTIVE PLAN TERMS. Approve Annual Incentive Plan Terms to allow deductibility.	☐	☐	☐
The shares represented by this signed proxy will be voted as directed by the shareholder on this proxy with respect to Proposals 1, 2, 3 and 4. If no direction is given, such shares will be voted for Proposals 1, 2, 3 and 4. Such shares will be voted in the proxies’ discretion upon such other business as may properly come before the meeting.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

PROOF # 1
Internet
Re-Revised

Annual Meeting of
AIR PRODUCTS AND CHEMICALS, INC.

Thursday, January 26, 2006 — 2:00 p.m.
Tompkins College Center Theater
Cedar Crest College, Allentown, PA
ELECTRONIC DISTRIBUTION
If you would like to receive future Air Products and Chemicals, Inc. proxy statements and annual reports electronically, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your tax identification number and account number to log in, then select Receive Company Mailings via Email.

☐	■
PROXY
AIR PRODUCTS AND CHEMICALS, INC.
Proxy Solicited by the Board of Directors
for Annual Meeting of Shareholders — January 26, 2006
          The undersigned hereby appoints John P. Jones III, W. Douglas Brown and Paul E. Huck (“proxies”), or any one of them, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Air Products and Chemicals, Inc. on Thursday, January 26, 2006, at 2:00 p.m., and at any adjournments thereof, and to vote at such meeting the shares which the undersigned would be entitled to vote if personally present, in accordance with the following instructions, and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournments thereof.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

■	14475	■

ANNUAL MEETING OF SHAREHOLDERS OF
AIR PRODUCTS AND CHEMICALS, INC.
January 26, 2006
PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy voting direction form available when you access the web page.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy voting direction form available when you call. Foreign calls use 1-718-921-8500
- OR -
MAIL - Sign, date and mail your proxy voting direction form in the envelope provided as soon as possible.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 5:00 PM Eastern Time, January 24, 2006.
â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â
■

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS: To elect the nominees listed below as directors for three-year terms.

NOMINEES:
☐	FOR ALL NOMINEES	¡	Mario L. Baeza
		¡	Edward E. Hagenlocker
☐	WITHHOLD AUTHORITY	¡	Terrence Murray
	FOR ALL NOMINEES	¡	Charles H. Noski

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

		FOR	AGAINST	ABSTAIN
2.	APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. Ratification of appointment of KPMG LLP, as independent registered public accountants for fiscal year 2006.	☐	☐	☐

3.	AMENDMENTS TO THE LONG-TERM INCENTIVE PLAN. Approval of amendments to the Long-Term Incentive Plan.	☐	☐	☐

4.	APPROVE ANNUAL INCENTIVE PLAN TERMS. Approve Annual Incentive Plan Terms to allow deductibility.	☐	☐	☐

Signature of Participant	Date:

■	Note:	Please sign exactly as your name appears on this proxy voting direction form.	■

STATE STREET BANK AND TRUST COMPANY
December 14, 2005
TO: ALL PARTICIPANTS IN THE AIR PRODUCTS AND CHEMICALS, INC. RETIREMENT SAVINGS PLAN
If you are an active employee with Intranet access, you should have received notification of electronic access to the Notice of Annual Meeting, the Proxy Statement, and the Annual Report on or about December 14, 2005. You may request paper copies of these materials by calling 610-481-8657. If you do not have Intranet access, or are no longer an active employee, copies of these materials will be mailed to your home.
As a participant and named fiduciary of a Company sponsored employee benefit savings plan that provides for pass-through voting to participants, you are entitled to vote the shares credited to your account and held by us in our capacity as Trustee under the Air Products and Chemicals, Inc. Retirement Savings Plan. These shares will be voted in confidence as you direct if your vote is received by us on or before 5:00 p.m. Eastern Time, January 24, 2006.
You may vote your shares in one of three ways: over the Internet, over the telephone, or by marking, signing, dating and returning the proxy voting direction form in the postage paid envelope. Internet and telephone voting instructions are on the reverse side.
Cordially yours,
STATE STREET BANK AND TRUST COMPANY, TRUSTEE

☐	■

2006 ANNUAL MEETING OF SHAREHOLDERS
AIR PRODUCTS AND CHEMICALS, INC.
State Street Bank and Trust Company, Boston, MA
as Trustee for Air Products and Chemicals, Inc. Retirement Savings Plan
The Trustee is hereby directed to vote the shares of common stock of Air Products and Chemicals, Inc. represented by units of interest (the “shares”) allocated to my account under the Retirement Savings Plan at the annual meeting of shareholders of Air Products and Chemicals, Inc. to be held on January 26, 2006 as directed on the reverse side with respect to proposals 1, 2, 3 and 4.
I understand that the whole shares allocated to my Plan account will be voted by the Trustee in person or by proxy as so directed by me. If this form is signed and returned without directions, the shares allocated to my account will be voted by the Trustee for Proposals 1, 2, 3 and 4. Except as otherwise provided in the Retirement Savings Plan, such shares will be voted in the proxies’ discretion upon such other business as may properly come before the meeting. If no voting instructions are received or if this proxy voting direction form is returned unsigned, the shares allocated to my account will be voted by the Trustee in the same proportions as shares held under the Plan for which voting directions have been received.
(To be signed on the reverse side)

■	14475	■